UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. -    )

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TETRA TECHNOLOGIES, INC.

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Notice of Annual Meeting of Stockholders and Proxy Statement 2020 TETRA

Notice of 2020 Annual Meeting of Stockholders

To the stockholders of TETRA Technologies, Inc. (“TETRA” or the “Company”):

Our 2020 Annual Meeting of Stockholders will be held as follows: *

When: Thursday, May 7, 2020, at 11:00 a.m. local time	Where: TETRA Technologies, Inc. Corporate Headquarters 24955 Interstate 45 North The Woodlands, Texas 77380

The purpose of the meeting is to consider and take action on the following:

1.	Election of eight directors to serve one-year terms ending at the 2021 Annual Meeting of Stockholders, or until their successors have been duly elected or appointed;
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
3.	Advisory vote to approve executive compensation.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the Annual Meeting or any adjournments.

Only stockholders of record at the close of business on March 13, 2020 will be entitled to notice of and to vote at the Annual Meeting.

Your vote is important!

Please promptly vote your shares by telephone, the internet, or, if the proxy statement was mailed to you, by marking, signing, dating, and returning the enclosed proxy card as soon as possible, regardless of whether you plan to attend the Annual Meeting. You may revoke your proxy at any time before it is voted.

Kimberly M. O'Brien Corporate Secretary

March 23, 2020

The Woodlands, Texas

*

We intend to hold our annual meeting in person.  However, due to the uncertainties surrounding the impact of the coronavirus (COVID-19), it may not be possible or advisable to hold our annual meeting in person and we are planning for the possibility that the annual meeting may be delayed or held by means of remote communication.  If we decide to take either such step, we will announce the decision to do so in advance of the annual meeting. If we elect to hold our annual meeting by remote communication, details on how to participate will be issued by press release, posted on our website at http://ir.tetratec.com/events-and-webcasts and filed with the U.S. Securities and Exchange Commission as additional proxy material.

PROXY STATEMENT

Table of Contents

Proxy Statement Highlights	1	Compensation Discussion & Analysis (“CD&A)	36
		Company Operations and Performance	36
Proposal No. 1: Election of Directors	2	Positive 2019 Say-on-Pay Vote Outcome
Retirement of Current Board Member	2	and Engagement with Our Stockholders	38
Board Recommendation	2	Overall Compensation Structure	39
Vote Required	2	Alignment of Pay with Stock Price Performance	39
Nominees for Director	3	Key Compensation Practices and Policies	41
		Compensation Philosophy and Objectives	42
Proposal No. 2: Ratification of Selection		Roles and Processes	43
Independent Registered Public Accounting Firm	9	Compensation Elements	46
Independence of our Independent Auditor	9	Retirement, Health, and Welfare Benefits	54
Audit Partner Rotation	9	CEO Pay Ratio	54
Considerations Regarding Appointment	9	Perquisites	55
Board Recommendation	10	Clawback Policy	56
Vote Required	10	Severance Plan and Termination Payments	56
		Employment Agreements	57
Proposal No. 3: Advisory Vote to Approve		Double Trigger Change of Control Agreements	57
Executive Compensation	11	Indemnification Agreements	58
Board Recommendation	12	Stock Ownership Guidelines	58
Vote Required	12	Tax and Accounting Implications of Executive
		Compensation	58
Corporate Governance	13	Changes for Fiscal Year 2020	59
Corporate Governance Guidelines	13
Majority Vote Policy	13	Compensation Committee Report	60
Corporate Governance Documents	13
Director Independence and Transactions		Compensation of Executive Officers	61
Considered in Independence Determinations	14	Summary Compensation Table	61
Board Leadership Structure	15	Grants of Plan Based Awards	62
Board Oversight of TETRA	15	Outstanding Equity Awards at Fiscal Year End	63
Sustainability Highlights	18	Option Exercises and Stock Vested	64
Stock Ownership Guidelines	19	Nonqualified Deferred Compensation	64
Board Committee and Meetings	19	Potential Payments upon Termination
Board and Committee Succession Planning	22	or Change of Control	65
Director Nominations by the Nominating,
Governance and Sustainability Committee	23	Compensation Risk	68
Director Tenure	24
Director Orientation and Continuing Education	24	Director Compensation	69
Board Committee Self-Evaluation Process	25
Executive Sessions of the Board of Directors	26	Beneficial Stock Ownership of Certain
Communications with Directors	26	Stockholders and Management	70
Director Nominations Submitted by Stockholders	26	Section 16(a) Beneficial Ownership Reporting
Executive Succession Planning	27	Compliance	72
Insider Trading Policy	27	Proposals of Stockholders	72
Certain Transactions	27	Additional Financial Information	72
Equity Compensation Plan Information	28	Other Matters	72
Non-Stockholder Approved Plans	29
		General Information About the Meeting & Voting	73
Audit Committee Report	30	Internet and Electronic Availability of Proxy Materials	73
Fees Paid to EY	32	General Voting Instructions	73
Audit Committee Preapproval Policies and		Voting Rules	75
Procedures	32	Householding of Annual Meeting Materials	76

Executive Officers	33

PROXY STATEMENT HIGHLIGHTS

These highlights summarize certain information contained elsewhere in the proxy statement and does not contain all the information you should consider.  You should refer to the remainder of the proxy statement for more information about us and the proposals you are being asked to consider.

2019 BUSINESS HIGHLIGHTS

Our 2019 results reflect a continuing increase in revenue compared to 2018, despite a challenging North America market that experienced significant decreases in customer capital budgets and drilling activity.  The diversity of our business portfolio, with exposure to international, offshore, and a healthy industrial chemicals market, greatly benefitted us during this time of lower onshore US oil and gas customer spending.  Our portfolio balance is one of our greatest strengths and we are focused on our long-term strategy of differentiating our core products and services through disciplined investment in technology and automation and rigorously managing our G&A spending.

Dedication to our CØRE values is integral to our culture • Focus on Customers • “Drive to Zero” Incidents • Maximize Returns • Engage and Motivate Employees

•    Expanded our proprietary TETRA CS Neptune® completion fluids offerings

•    Introduced our BlueLinx™ water automation and control system while upgrading our pump fleet to execute on our water management strategy

•    Introduced our new Sandstorm™ advanced cyclone technology to improve sand recovery from flowback and produced water

•    Developed new applications for our GasJack® compression equipment fleet to address artificial lift in mature unconventional wells

•    Implemented a mandatory real-time driving monitoring system which has reduced our driving exposure and incidents

•    Continued to add talent from the industry to strengthen our leadership team and mid-management

•    Capital investments in each division remain concentrated on high-value, high-return projects

EXECUTIVE COMPENSATION HIGHLIGHTS	CORPORATE GOVERNANCE HIGHLIGHTS

Our executive compensation program reflects a fundamental belief that rewards should be competitive, both in elements and amount, with the broad market in which we compete for executive talent and commensurate with TETRA’s and the individual executive’s performance.

•   Pay for Performance - Our total compensation for each individual includes incentive compensation that provides reasonable upside potential for exceptional performance; as well as risk of no payment when performance objectives are not achieved. Our variable pay programs are designed as forward-looking incentives that reflect individual and corporate performance during the year under review.

•   Alignment with Stockholder Value - Our long-term incentive, or LTI, awards provide a strong link to stockholder interests.  Our compensation programs are designed and administered to maximize stockholder value.

•   Market Competitiveness - Our overall compensation strategy recognizes that attraction and retention of key talent are critical to the attainment of our stated business goals and objectives and to the creation of value for our stockholders.

The mix of compensation between base salary and short- and long-term incentive awards is heavily weighted towards at-risk-pay, aligning compensation with the long-term interests of our stockholders.

Our practices include policies and structures that we believe are excellent corporate governance practices, including:

•   Majority vote policy in the election of directors;

•   Annual election of all directors;

•   Separation of Chairman of the Board and Chief Executive Officer positions;

•   Regular meetings of our non-employee independent directors;

•   A prohibition against directors, executive officers and employees holding our securities in margin accounts or pledging our securities, absent company approval;

•   A prohibition against directors, executive officers and employees engaging in certain hedging transactions with respect to our securities;

•   Rigorous stock ownership guidelines applicable to directors and executive officers;

•   Executive Officer change in control benefits that are subject to “double trigger”;

•   An independent compensation consultant hired by and reporting to the Compensation Committee; and

•   Compensation clawback policy that provides us with a mechanism to recover incentive compensation paid to our executive officers in certain circumstances.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

PROPOSALS

Proposal No. 1 — Election of Directors

The Board recommends a vote FOR the election of each nominee

Retirement of Current Board Member

Stuart M. Brightman, a current member of our Board of Directors and former Chief Executive Officer of our Company, will retire from the board upon the expiration of his term at the upcoming Annual Meeting, and therefore, has not been nominated for reelection.  Immediately following the Annual Meeting, the Board of Directors expects to set the size of the board at eight directors. Proxies solicited hereby cannot be voted for a greater number of persons than the nominees for director set forth below.

Board Recommendation

Our Board of Directors believes that each director nominee for election at the Annual Meeting is highly qualified.  The director nominees’ biographies (below) describe the specific experience, qualifications, attributes, and skills that have been considered by the Nominating, Governance and Sustainability Committee and contributed to such individuals’ being nominated for our Board of Directors.  As their biographies indicate, all the director nominees possess significant leadership and professional experience, knowledge, including energy industry knowledge, and skills that qualify them for service on our board.  Each director, other than Mr. Murphy, our President and Chief Executive Officer, satisfies the independence requirements under the listing standards of the New York Stock Exchange (“NYSE”).  All directors satisfy the criteria stated in our Corporate Governance Guidelines and possess the personal characteristics essential for the proper and effective functioning of our board.

The terms of office of each of the nine current directors will expire at the time of the Annual Meeting. The Nominating, Governance and Sustainability Committee of the Board of Directors has recommended, and the Board of Directors has nominated and urges you to vote “FOR”, the election of the eight persons listed below who have been nominated to serve one-year terms as directors.  Each of the nominees has consented to be named in this proxy statement and to serve as a director, if elected.

Vote Required

A plurality vote is required for the election of directors in Proposal No. 1, subject to our majority voting policy discussed below. This means that, if a quorum is present at the Annual Meeting, the eight nominees receiving the greatest numbers of “FOR” votes will be elected to serve as directors. Please see the "General Information About the Meeting and Voting" section in this proxy statement for additional information.

It is intended that the proxies solicited hereby will be voted “FOR” the election of such nominees, unless the authority to do so has been withheld by you. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will enable the proxy holder to vote for a substitute nominee of the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee will be required.

Majority Vote Policy: Our Corporate Governance Guidelines provide that in an uncontested election (that is, an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of votes WITHHELD for his or her election than votes FOR such election shall, following certification of the stockholder vote, unless such nominee has previously submitted an irrevocable resignation in accordance with the majority vote policy, promptly tender his or her resignation to the Chairman of the Board of Directors. The Nominating, Governance and Sustainability Committee is required to recommend to the Board of Directors whether such tendered resignation should be accepted or rejected. The Board of Directors will then determine whether to accept or reject the tendered resignation. Following the Board of Director’s decision on the

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Governance Committee’s recommendation, we will promptly disclose the Board of Director’s decision and decision- making process regarding a tendered resignation in a document filed with the Securities and Exchange Commission (the “SEC”). Each of the director nominees has previously submitted an irrevocable resignation letter. Please read our Corporate Governance Guidelines posted in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com for more information regarding our majority vote policy.

Nominees for Director

The nominees for election as directors are as follows:

Name	Age	Position with Us	Tenure (years)	Public Directorships (including TETRA and CCLP)
Mark E. Baldwin	66	Independent Director	6	3
Thomas R. Bates, Jr.	70	Independent Director	8	5
Paul D. Coombs	64	Independent Director	25	3
John F. Glick	67	Independent Director	6	3
Gina A. Luna	46	Independent Director	1	1
Brady M. Murphy	60	Director, President and CEO	1	2
William D. Sullivan	63	Independent Director, Chairman	12	3
Joseph C. Winkler III	68	Independent Director	4	3

See “Beneficial Stock Ownership of Certain Stockholders and Management” on page 71 for information regarding the number of shares of our common stock owned by each nominee.

Mark E. Baldwin
• Age 66 • Independent Director since 2014 Board Committees • Audit Committee (Chairman)

Key Attributes/Skills/Expertise.

Mr. Baldwin, through his experience in executive financial positions with public companies, brings significant knowledge of accounting, capital structures, finance and financial reporting, risk management, strategic planning, and forecasting and provides the board and audit committee important perspective on our financial reporting and governance obligations.  Mr. Baldwin has extensive knowledge of the energy industry and his financial management and operations experience provides a significant contribution to our Board of Director’s mix of backgrounds and skills.

Mr. Baldwin has served as a member of our Board of Directors since January 2014 and as Chairman of our Audit Committee since May 2014. Mr. Baldwin served as the executive vice president and chief financial officer of Dresser-Rand Group, Inc., a public company subject to the reporting requirements of the Securities Exchange Act of 1934 (a "Public Company "), from August 2007 until his retirement in May 2013. Prior to joining Dresser-Rand, he served as the executive vice president, chief financial officer, and treasurer of Veritas DGC Inc., a Public Company, from August 2004 through February 2007, and operating partner at First Reserve Corporation from April 2003 through July 2004. Mr. Baldwin served as executive vice president and chief financial officer for NextiraOne from October 2001 through August 2002, and as chairman of the board and chief executive officer for Pentacon Inc. from 1997 through 2001. From 1980 through 1997, Mr. Baldwin served in a variety of finance and operations positions with Keystone International Inc., including treasurer, chief financial officer, and president of the Industrial Valves and Controls Group. Mr. Baldwin currently serves as a director and as a member of the audit committee of KBR, Inc. and as a director and as a member of the audit committee of Nine Energy Service, Inc., both of which are Public Companies. He previously served as a director of Seahawk Drilling Inc. from August 2009 until February 2011. Mr. Baldwin has a B.S. in Mechanical Engineering from Duke University and an MBA from Tulane University.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Thomas R. Bates, Jr., Ph.D.
• Age 70 • Independent Director since 2011 Board Committees • Compensation Committee (Chairman)

Key Attributes/Skills/Expertise.

Dr. Bates has over 40 years of experience in the international oil and gas services industry, both in management positions with operational responsibilities and as a director. Through his leadership roles, Dr. Bates has gained significant management development, executive compensation, and succession planning experience. Dr. Bates’ experience serving as a director of other public companies provides cross-board experience and perspective, and his past management of a private equity firm provides valuable entrepreneurial and capital markets insight.

Dr. Bates has served as a member of our Board of Directors since November 2011, as Chairman of our Compensation Committee since May 2014, and as a member of that committee since May 2012. Dr. Bates is a private investor and currently an adjunct professor in the Finance Department at Texas Christian University where he teaches in the MBA program at the Neeley School of Business. Dr. Bates joined Lime Rock Management LP, an energy-focused private equity firm, as a managing director in 2001 and became a senior advisor of the firm in 2010 before retiring in 2013. Dr. Bates had 25 years of experience in oil service management and operations before joining Lime Rock. He served from 1998 through 2000 as president of the Discovery Group of Baker Hughes and was responsible for the integration of Western Atlas into Baker Hughes. Earlier, he served as president and chief executive officer of Weatherford Enterra. Previously, Dr. Bates spent 15 years with Schlumberger in both domestic and international locations and was responsible for the Anadrill business unit when early MWD and LWD tools were commercialized. Dr. Bates began his career with Shell Oil Company, where he conducted drilling research. Dr. Bates has been a personal investor and/or a corporate investor in more than a dozen oil service technology startups. Dr. Bates serves as chairman of the board of directors and a member of the compensation and audit committees of Independence Contract Drilling, Inc. and as chairman of the board of directors and a member of the audit and corporate governance committees of Weatherford International plc, both of which are Public Companies.  Dr. Bates also serves on the board of directors and as chairman of the compensation committee of Alacer Gold Corporation, a Canadian publicly traded company, and as chairman of the board of directors and a member of the audit committee of Vantage Drilling International, a Public Company that trades on the OTC.  Dr. Bates previously served on the boards of Tidewater Inc. from July 2017 to October 2019, Hercules Offshore, Inc. from 2004 through November 2015, Natco Group, Inc. from 2003 through 2009, and T-3 Energy Services from 2007 until it was acquired in 2011. Dr. Bates is a graduate of the University of Michigan with a Ph.D. in Mechanical Engineering.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Paul D. Coombs
• Age 64 • Director since 1994 (Independent since 2012) Board Committees • Audit Committee • Nominating, Governance and Sustainability Committee

Key Attributes/Skills/Expertise.

Mr. Coombs has more than 30 years of experience with us, which, together with his entrepreneurial approach to management, provides our Board of Directors with insight into our capabilities and personnel. Mr. Coombs has substantial experience with the oil and gas services we provide, the markets in which we operate, both domestically and internationally, our customers and competitors, and with oil and gas exploration and production operations in general. In addition, his longstanding experience with us provided continuity and insight as we refreshed our board over the past several years and will provide desired continuity following Mr. Brightman’s retirement as a board member at the conclusion of the Annual Meeting.

Mr. Coombs has served as a member of our Board of Directors since June 1994. He has served as a member of our Nominating, Governance and Sustainability Committee since July 2012 and as a member of our Audit Committee since May 2015. Mr. Coombs currently serves as a director of our CSI Compressco GP Inc. subsidiary, the general partner of CSI Compressco, also one of our consolidated subsidiaries and a publicly traded limited partnership subject to the reporting requirements of the Exchange Act.  From April 2005 until his retirement in June 2007, Mr. Coombs served as our Executive Vice President of Strategic Initiatives, and from May 2001 to April 2005, as our Executive Vice President and Chief Operating Officer. From January 1994 to May 2001, Mr. Coombs served as our Executive Vice President - Oil & Gas, from 1987 to 1994 he served as Senior Vice President - Oil & Gas, and from 1985 to 1987, as General Manager - Oil & Gas. He has served in numerous other positions with us since 1982. Mr. Coombs is presently a director and serves on the audit and corporate governance committees of the board of directors of Balchem Corporation, a Public Company.

John F. Glick
• Age 67 • Independent Director since 2014 Board Committees • Nominating, Governance and Sustainability Committee (Chairman) • Compensation Committee

Key Attributes/Skills/Expertise.

Mr. Glick brings extensive energy industry, management, and oversight experience, having served in executive management positions with various public energy services and manufacturing companies. Mr. Glick’s broad experience in manufacturing and servicing a variety of oilfield drilling and completion products, both domestically and internationally, provides valuable insight to our Board of Directors from an operational and strategic planning perspective.

Mr. Glick has served as a member of our Board of Directors since January 2014, as Chairman of our Nominating, Governance and Sustainability Committee since May 2015 and has been a member of that committee and our Compensation Committee since May 2014. Mr. Glick served as the chief executive officer and a director of Lufkin Industries, Inc., a Public Company, from March 2008 until his retirement in July 2013 and served as Lufkin’s president and a director since August 2007. During his tenure, Mr. Glick oversaw the growth of Lufkin and, ultimately, the sale of the company to General Electric in July 2013. From September 1994 through August 2007, Mr. Glick served as the vice president and general manager of Lufkin’s Power Transmission Division. He served as vice president and general manager of Lufkin’s Oilfield Division from August 2007 through August 2008. Prior to joining Lufkin, from 1974 through 1994, Mr. Glick held several senior management level positions with Cameron

2020 Proxy Statement	TETRA Technologies, Inc. I 5

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Iron Works, Inc. Mr. Glick currently serves as the non-executive chairman of the board of directors, chairman of the nominating and governance committee, and an ex-officio member of the audit and remuneration committees of Hunting PLC, an FTSE 350 public company traded on the London Stock Exchange, and as a director, chairman of the corporate governance and nominating committee and a member of the compensation committee of Weatherford International plc, a Public Company.  Mr. Glick also serves as the vice chairman of the board of directors of CHI St. Luke's Health and sits on its executive committee and is a director of CHI St. Luke's Memorial Health.  Mr. Glick received a B.S. in Journalism from the University of Kansas and graduated from the Harvard Graduate School of Business Program for Management Development.

Gina A. Luna
• Age 46 • Director since 2018 Board Committees • Audit Committee • Nominating, Governance and Sustainability Committee

Key Attributes/Skills/Expertise.

Ms. Luna brings excellent insights and more than 20 years of international and domestic investment and commercial banking, marketing and executive management experience across multiple industries to our board.  Our board also considered diversity in its nomination of Ms. Luna and the value to our board derived from gender and age diversity. Ms. Luna’s banking background, in particular, provides a significant contribution to our Board of Director’s mix of backgrounds, experiences, and skills.

Ms. Luna has served as a member of our Board of Directors and as a member of our Audit Committee and Nominating, Governance and Sustainability Committee since July 2018.  Ms. Luna has served as the Chief Executive Officer of Luna Strategies, LLC, an independent consulting firm, since November 2016.  Prior to that, Ms. Luna served at JPMorgan Chase & Co. for 21 years, holding several senior management level positions, most recently as Managing Director, Chase Commercial Banking, from 2009 to November 2016, as Chief Marketing Officer, Chase Commercial Banking, from 2005 to 2009, and as Chief Operating Officer, Commercial & Investment Banking, South Region, from 2000 to 2005.  Ms. Luna received a Bachelor of Science in Business Administration, with majors in finance and management, from Texas A&M University.

Brady M. Murphy
• Age 60 • President and Chief Executive Officer • Director Since 2018 (not Independent) Board Committees • No Committee Memberships

Key Attributes/Skills/Expertise.

Mr. Murphy has more than 35 years of global operations, engineering, manufacturing and business development experience in a variety of areas within the energy industry, including deepwater, mature fields and unconventional assets.  Mr. Murphy’s service as our President and Chief Executive Officer and his prior service as our Chief Operating Officer provides our Board of Directors with an in-depth source of knowledge regarding our operations, customers, competitors, markets in which we operate, business strategy, executive management team, and the effectiveness of our compensation programs.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Mr. Murphy has served as our President and Chief Executive Officer since May 2019, as our President and Chief Operating Officer from February 2018 until his promotion to Chief Executive Officer in May 2019, and as a director since December 2018. Since May 2019, Mr. Murphy has also served as President and chairman of the board of directors of our CSI Compressco GP Inc. subsidiary, the general partner of CSI Compressco LP, one of our consolidated subsidiaries and a publicly traded limited partnership. Mr. Murphy has served as a director of CSI Compressco GP Inc. since February 2018.  Prior to joining TETRA, Mr. Murphy served as chief executive officer of Paradigm Group B.V., a private company focused on strategic technologies for the upstream energy industry, from January 2016 until February 2018. Mr. Murphy previously served at Halliburton Company and its affiliated companies for 26 years and held numerous international and North America positions, most recently as senior vice president - global business development and marketing from 2012 to December 2015, as senior vice president - business development Eastern Hemisphere from 2011 to 2012, and as senior vice president - Europe/Sub–Saharan Africa region from 2008 to 2011. Earlier in his career, from 1981 until 1989, Mr. Murphy held several positions with increasing responsibility at Gerhart Industries. Mr. Murphy received his B.S. degree in Chemical Engineering from Pennsylvania State University and is an alumnus of Harvard Business School’s Advanced Management Program.

William D. Sullivan
• Age 63 • Independent Director since 2007 • Chairman of the Board Board Committees • As Chairman of the Board, Mr. Sullivan is an Ex-Officio member of all board committees

Key Attributes/Skills/Expertise.

Mr. Sullivan has significant management experience in mid-stream oil and gas operations and in the exploration and production of oil and gas on an international level. Mr. Sullivan also has substantial experience in corporate governance and executive compensation matters and in serving on the boards of publicly held corporations and publicly traded limited partnerships operating in the oil and gas industry.  As Chairman of our Board of Directors, Mr. Sullivan serves as a critical mentor and advisor to our Chief Executive Officer and is pivotal in creating the conditions for overall board and individual director effectiveness, both inside and outside the boardroom.

Mr. Sullivan has served as a member of our Board of Directors since August 2007 and as Chairman since May 2015. He previously served as Chairman of our Nominating, Governance and Sustainability Committee and as a member of our Compensation Committee. From 1981 through August 2003, Mr. Sullivan was employed in various capacities by Anadarko Petroleum Corporation, most recently as executive vice president, exploration and production. Mr. Sullivan has been retired since August 2005. Mr. Sullivan serves as a director and a member of the audit committee of our CSI Compressco GP Inc. subsidiary, the general partner of CSI Compressco, also one of our consolidated subsidiaries and a publicly traded limited partnership subject to the reporting requirements of the Exchange Act. Mr. Sullivan is the non-executive chairman of the board of directors of SM Energy Company, a Public Company.  From February 2007 to May 2015, Mr. Sullivan served as a director and as a member of the conflicts and audit committees of Targa Resources Partners GP, LLC, the general partner of Targa Resources Partners LP,  and from March 2006 to September 2018, Mr. Sullivan served as a director and as a member of the audit, nominating and corporate governance and conflicts, and compensation committees of Legacy Reserves GP, LLC, the general partner of Legacy Reserves, LP, both of which were publicly traded entities at the time of his service. Mr. Sullivan received his B.S. degree in Mechanical Engineering from Texas A&M University.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Joseph C. Winkler III
• Age 68 • Independent Director since 2015 Board Committees • Audit Committee • Compensation Committee

Key Attributes/Skills/Expertise.

Mr. Winkler’s extensive energy industry-related operational, financial, international, and capital markets experience provides a significant contribution to our Board of Director’s mix of backgrounds and skills. Mr. Winkler’s substantial experience in serving on the boards of publicly held corporations and publicly traded limited partnerships operating in the oil and gas industry provides our board with valuable corporate leadership, governance, and strategy development knowledge.

Mr. Winkler has served as a member of our Board of Directors since August 2015, as a member of our Audit Committee since October 2015 and as a member of our Compensation Committee since May 2018. Mr. Winkler served as chairman of the board and chief executive officer of Complete Production Services Inc. from March 2007 until February 2012, at which time he retired in connection with the acquisition of Complete by Superior Energy Services, Inc. From June 2005 to March 2007, Mr. Winkler served as Complete Production Services Inc.'s president and chief executive officer. Prior to that, from March 2005 to June 2005, Mr. Winkler served as the executive vice president and chief operating officer of National Oilwell Varco, Inc. and from May 2003 until March 2005, as the president and chief operating officer of such company’s predecessor, Varco International, Inc.  From April 1996 to May 2003, Mr. Winkler served in various other senior management capacities with Varco and its predecessor, Tuboscope International.  From 1993 to April 1996, Mr. Winkler served as the chief financial officer of D.O.S., Ltd., a privately held company that was acquired by Varco International in April 1996. Prior to joining D.O.S., Ltd., Mr. Winkler served as chief financial officer of Baker Hughes INTEQ, and served in a similar role for various companies owned by Baker Hughes Incorporated. Mr. Winkler is a member, lead director, chairman of the audit committee and a member of the compensation committee of the board of directors of Hi-Crush Inc., a Public Company, and served as a director of the general partner of Hi-Crush Partners LP since 2012 until its recent conversion to a C-Corp.  Mr. Winkler also serves as a director of Commercial Metals Company, a Public Company, since 2012 and as the lead director and a member of its compensation and finance committees. Mr. Winkler served on the board of Eclipse Resources Corporation, a Public Company, from 2014 until its merger with Montage Resources in March 2019, and on the board of Dresser-Rand Group, Inc. from 2007 until its merger with Siemens AG in July 2015. Mr. Winkler received a B.S. degree in Accounting from Louisiana State University.

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PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm

The Board recommends a vote FOR this Proposal

Proposal No. 2 requests stockholder approval of the Board of Directors’ selection of the firm of Ernst & Young LLP (“EY”) as our independent registered public accounting firm, or “independent auditors”, for the year ending December 31, 2020.

Independence of our Independent Auditor

The Audit Committee evaluates the selection of the independent auditors each year and has selected EY for the current year.  EY has served as our independent auditors since 1981. The Audit Committee concluded that many factors contribute to the continued support of EY’s independence, such as the oversight of the Public Company Accounting Oversight Board (“PCAOB”) through the establishment of audit, quality, ethics, and independence standards, in addition to conducting audit inspections, the mandating of reports on internal control over financial reporting, PCAOB requirements for audit partner rotation, and limitations imposed by regulation and by our Audit Committee on non-audit services provided by EY.  The Audit Committee reviews and pre-approves all audit and non-audit services to be performed by EY as well as reviews and approves the fees charged by EY for such services.  In its review and pre-approval of non-audit service fees, the Audit Committee considers, among other factors, the possible impact of the performance of such services on the auditors’ independence.  In addition, under the auditor independence rules, EY reviews its independence each year and delivers to the Audit Committee a letter addressing matters prescribed in those rules.  Please see the Audit Committee Report on page 30 for additional information regarding the Audit Committee’s evaluation of EY.

Audit Partner Rotation

In accordance with applicable rules on partner rotation, EY’s coordinating partner for our audit was changed in 2018, commencing with the 2018 audit, and will rotate off our account no later than following the completion of the 2022 audit. The Audit Committee was involved in the selection of the new coordinating partner.  EY’s engagement quality review partner for our audit was also changed in 2018 and will rotate off our account no later than following the completion of the 2022 audit.

Considerations Regarding Appointment

The Audit Committee considers, among other factors, the fact that we require global, standardized, and well-coordinated services, not only for audit purposes, but for other non-audit service items, including statutory audits and various regulatory certification items.  Some of these services are provided to us by multinational audit and accounting firms other than EY.  A change in our independent auditor may require us to replace one or more of these other multinational service providers and could significantly disrupt our business due to a loss of cumulative knowledge in such service providers’ areas of expertise.

2020 Proxy Statement	TETRA Technologies, Inc. I 9

.Board Recommendation

The Board of Directors recommends that you vote “FOR” ratification and approval of the appointment of EY as our independent registered public accounting firm for the 2020 fiscal year, and proxies returned will be so voted unless contrary instructions are indicated thereon.

As a matter of good corporate governance, the Board of Directors submits the selection of the independent registered public accounting firm to our stockholders for ratification.  If our stockholders do not ratify the appointment, the Audit Committee may reconsider its selection of the firm as our independent registered public accounting firm for the year ending December 31, 2020, but the Audit Committee may also elect to retain the firm.  Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the committee determines that such change would be appropriate.  Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of a majority of the common shares represented in person or by proxy and entitled to vote on the proposal at the annual meeting of stockholders. Please see the "General Information About the Meeting and Voting" section in this proxy statement for additional information.

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PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal No. 3 — Advisory Vote to Approve Executive Compensation

The Board recommends a vote FOR this Proposal

In Proposal No. 3, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) pursuant to Section 14A of the Exchange Act, as disclosed in this proxy statement in accordance with SEC rules.  While this vote is not binding on our Company, the results of the votes on this proposal will be carefully considered by the Board of Directors and the Compensation Committee of our Board of Directors when making future executive compensation decisions. The next such vote will occur at the 2021 Annual Meeting of Stockholders

As discussed in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, our compensation philosophy is designed to enable us to recruit and retain the highly qualified and competent executives that are crucial to our long-term success while ensuring that a significant portion of the compensation opportunities available to them are tied to performance; thus aligning their interests with the interests of our stockholders.

The following are some of the key topics discussed in greater detail in the CD&A and in other sections of this proxy statement, and stockholders are encouraged to read these other sections.

•	Every member of our Compensation Committee is independent, as independence is defined in the listing standards of the NYSE (page 14).
•	Our Executive Incentive Compensation Recoupment Policy provides a mechanism for us to recover all forms of incentive compensation paid to our executive officers in some circumstances (page 56).
•

Our Compensation Committee has established a thorough process for the review and approval of our compensation programs and practices and it has retained and directed an independent compensation consultant to assist in the discharge of its duties (page 43).

•	Our Board of Directors has adopted stock ownership guidelines that apply to our directors and executive officers (pages 19 and 58).
•	We employ our executive officers “at will” under employment agreements similar to those executed by all our employees (page 57).
•

Our insider trading policy prohibits transactions involving short sales, the buying and selling of puts, calls, or other derivative instruments, and certain forms of hedging or monetization transactions involving our securities (page 27).

•

On an annual basis, our Compensation Committee awards performance-based, long-term cash incentives to certain of our executive officers to supplement the long-term performance-based incentive and retention value provided by time-vesting equity awards.

•

A significant portion of our executive officers’ compensation is in the form of long-term incentive awards that are tied to the long-term performance of our stock and certain key measures that drive stockholder returns. The process by which the Compensation Committee determines the structure of these long-term incentive awards takes into account TETRA’s performance relative to our peers and internal budgeted expectations, market compensation and the need to retain executive talent over the long-term, and alignment with the experience of our long-term stockholders.

•

We believe that providing both short- and long-term incentive compensation awards also helps reduce risks to us or our stockholders that could arise from excessive focus on short-term performance (page 68).

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Our Board of Directors believes that our compensation program is effective in implementing our compensation philosophy and furthering our strategic goals and objectives. Pursuant to SEC rules, we are asking our stockholders to approve the compensation of our NEOs as disclosed in the CD&A (beginning on page 36), the compensation tables (beginning on page 61) and the narrative discussion following the compensation tables. This advisory stockholder vote, commonly known as “say-on-pay,” gives you as a stockholder the opportunity to approve or not approve our executive compensation program and policies through the following resolution:

“RESOLVED, that the stockholders of TETRA Technologies, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Company’s 2020 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure contained in this Proxy Statement.”

Board Recommendation

The Board of Directors recommends that you vote “FOR” approval of the named executive officer compensation as disclosed pursuant to the executive compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion as contained in this proxy statement. Proxies returned will be so voted unless contrary instructions are indicated thereon.

Vote Required

Approval of Proposal No. 3, on an advisory basis, requires the affirmative vote of a majority of the common shares represented in person or by proxy and entitled to vote on the proposal at the annual meeting of stockholders. Please see the "General Information About the Meeting and Voting" section in this proxy statement for additional information.

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CORPORATE GOVERNANCE

INFORMATION ABOUT US

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that address applicable NYSE corporate governance listing requirements and various other corporate governance matters. The Board of Directors believes the Corporate Governance Guidelines assist in ensuring that:

•	the Board of Directors is independent from management;
•	the Board of Directors adequately performs its function as the overseer of management, and
•	the interests of management and the Board of Directors align with the interests of our stockholders.

Majority Vote Policy

Our Corporate Governance Guidelines provide for a majority vote principle in connection with the election of our directors. This means that in an uncontested election (that is, an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Chairman of the Board unless such nominee has previously submitted an irrevocable letter of resignation in accordance with our Corporate Governance Guidelines. The Corporate Governance Guidelines also provide that the Board of Directors may require, in order for any incumbent director to become a nominee for further service on the Board of Directors, that such incumbent director submit to the Board of Directors an irrevocable letter of resignation. The irrevocable letter of resignation is conditioned upon, and will not become effective until there has been (i) a failure by that nominee to receive more votes “for” his or her election than votes “withheld” from his or her election in any uncontested election of directors and (ii) acceptance of the resignation by the Board of Directors. In the event a director receives a greater number of votes “withheld” from his or her election than “for” his or her election, the Nominating, Governance and Sustainability Committee will make a recommendation to the Board of Directors regarding the action to be taken with respect to the tendered resignation. A director whose resignation is being considered will not participate in any committee or Board of Directors meetings where his or her resignation is being considered. The Board of Directors will consider the Nominating, Governance and Sustainability Committee’s recommendation and decide whether to accept the tendered resignation within 90 days following the certification of the stockholder vote, and the Board of Directors will promptly and publicly disclose its decision. Each of the nominees for election to the Board of Directors has submitted an irrevocable letter of resignation in accordance with our Corporate Governance Guidelines.

Corporate Governance Documents

The following governance documents are available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com and are also available upon written request addressed to Corporate Secretary, TETRA Technologies, Inc., 24955 Interstate 45 North, The Woodlands, Texas 77380:

•	Corporate Governance Guidelines which govern the qualifications and conduct of the Board of Directors.
•	Audit Committee Charter.
•	Compensation Committee Charter.
•	Nominating, Governance and Sustainability Committee Charter.

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CORPORATE GOVERNANCE

•	Code of Business Conduct for directors, officers, and employees. The key principles of this code are honesty, loyalty, fairness, and accountability.
•

Code of Ethics for Senior Financial Officers.  The key principles of this code include acting legally and ethically, promoting honest business conduct, and providing timely and meaningful public disclosures to our stockholders.

•	Supplier Code of Business Conduct which provides guidance on our expectations from our suppliers, vendors, contractors, and others with whom we do business.
•	Anti-Corruption Policy which provides targeted guidance in the very important areas of anti-corruption and anti-bribery compliance.
•	Stock Ownership Guidelines for Directors and Executive Officers, which are designed to align the interests of our executive officers and directors with the interests of our stockholders.
•

Policy and Procedures for Receipt and Treatment of Complaints Related to Accounting and Compliance Matters (Whistleblower Policy), which provides for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, auditing matters, or possible violations of laws, rules, or regulations applicable to us and the confidential, anonymous submission of concerns regarding those matters.

•	Human Rights Standards which set forth our commitment to supporting international principles aimed at protecting and promoting universal human rights.

If any substantive amendments are made to the Code of Ethics for Senior Financial Officers, the nature of such amendment will be disclosed on our website. In addition, if a waiver from either the Code of Business Conduct or the Code of Ethics for Senior Financial Officers is granted to an executive officer, director, or principal accounting officer, the nature of such waiver will be disclosed on our website.

Director Independence and Transactions Considered in Independence Determinations

Director Independence. The NYSE listing standards and our Corporate Governance Guidelines require our Board of Directors to be comprised of at least a majority of independent directors. Our Board of Directors determines independence in accordance with the listing requirements of the NYSE, taking into consideration such facts and circumstances as it considers relevant. In order to assist the Board of Directors in making its determination of whether directors are independent, each director completed and delivered to us a questionnaire designed to solicit accurate and complete information that may be relevant in making such independence determinations. The Board of Directors, with the assistance of the Nominating, Governance and Sustainability Committee, reviewed summaries of responses to such questionnaires and such other information considered relevant with respect to the existence of any relationships between a director and us. All of the directors who serve as members of the Audit Committee, Compensation Committee and the Nominating, Governance and Sustainability Committee are independent as required by the NYSE corporate governance rules. Under these rules, Audit Committee members also satisfy the separate SEC independence requirements, and the Compensation Committee members satisfy the additional NYSE independence requirements.

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CORPORATE GOVERNANCE

The Board of Directors has affirmatively determined that the following directors are independent:

Transactions Considered in Independence Determinations.  In making its independence determinations, our Board of Directors considered transactions that occurred between us and entities associated with the independent directors and their immediate family members.  Mr. Sullivan is a director of SM Energy Company.  SM Energy or its affiliates is a customer of TETRA and CSI Compressco, although Mr. Sullivan’s interest in these transactions was not considered to be material and therefore did not impact his independence. In addition, Messrs. Sullivan and Coombs are directors of CSI Compressco GP Inc., the general partner of CSI Compressco, which are subsidiaries of ours. We have an ongoing business relationship with CSI Compressco. We have considered the foregoing and have concluded that these transactions and relationships did not disqualify Messrs. Sullivan and Coombs from being considered independent under the rules of the NYSE. Our Board of Directors has also determined that neither Mr. Sullivan nor Mr. Coombs has a material interest in these transactions, and that each of them is independent.

Based upon their ongoing employment with us, the Board of Directors has determined that Messrs. Murphy and Brightman are not independent.

Board Leadership Structure; Separation of Positions of Chairman and Chief Executive Officer

As set forth in our Corporate Governance Guidelines, we require the separation of the positions of Chairman of the Board and Chief Executive Officer. Our Board of Directors believes that the separation of these positions strengthens the independence of our Board of Directors and its ability to carry out its roles and responsibilities on behalf of our stockholders. Our Chief Executive Officer is responsible for setting the strategic direction for TETRA and provides the day-to-day leadership of its operations and performance, while Mr. Sullivan, as Chairman, provides overall leadership to our Board of Directors in its oversight function. As Chairman, Mr. Sullivan serves as the presiding director of executive sessions of the non-management and independent directors.

Board Oversight of TETRA

Our board is responsible for, and committed to, the oversight of the business of TETRA.  In carrying out this responsibility, our board advises senior management, which is, in turn, responsible for the operations of our Company and driving long term value creation for our stockholders.  Our board discusses and receives regular updates on a wide variety of matters affecting TETRA and the primary focus areas are business strategy, risk management, financial reporting and compliance, corporate governance and sustainability, and CEO performance and executive succession planning. In many of these areas, significant responsibilities are delegated to the board’s committees, which are responsible for reporting to the board on their activities and actions. Please refer to “Board Role in Risk Oversight” for additional information on our committees.

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CORPORATE GOVERNANCE

Business Strategy

•	Our board takes an active role in overseeing senior management’s formulation and implementation of our strategic plans.
•

In addition to our annual, multi-day strategic planning board meeting, our board receives presentations covering company-wide, divisional, and regional strategy and discusses these matters throughout the year both during and outside of board meetings.

•

Our board’s oversight of risk management enhances our directors’ abilities to provide insight and feedback to senior management and, if necessary, challenge senior management on our risks associated with our strategic direction.

•

Our Chairman of the board helps facilitate our board’s oversight of strategy by ensuring that the directors receive adequate information about strategy and by discussing strategy with independent directors at executive sessions.

Board Role in Risk Oversight

It is our management’s responsibility to manage risks and to bring to the Board of Directors’ attention any aspects of our business or operations that may give rise to a material level of risk.  Our Chief Executive Officer has ultimate responsibility for management of our business, including enterprise level risks and the risk management program and processes, and brings members of management from various business or administrative areas into meetings of the Board of Directors from time to time to make presentations and to provide insight to the board, including insight into areas of potential risk. Such risks include competition risks, industry risks, economic risks, credit and liquidity risks, risks from operations, risks posed by significant litigation and regulatory matters, cyber security risks, risks related to our compensation program, and risks related to acquisitions and dispositions. The Board of Directors, either directly or through its committees, reviews with our management policies, strategic initiatives, and other actions designed to mitigate various types of risk.

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CORPORATE GOVERNANCE

Enterprise Risk Management Program. The board’s oversight of risk management is enhanced by the detailed information it receives as a result of our Enterprise Risk Management (“ERM”) program.  Our ERM process is designed to identify potential key risks that may affect TETRA and manage risk within an established level of acceptable risk. The ERM assessment is performed quarterly and involves evaluation of key risk indicators.  During the quarterly ERM assessment, management will review and, to the extent necessary, update or supplement a list of key risks affecting each respective business area along with the corresponding risk mitigation strategies.  As part of the risk monitoring process, management evaluates each risk according to its likelihood of occurrence and, assuming that the development or event at risk was to occur, its most likely impact on our financial condition, operations, industry or reputation. The most significant risk items identified in each quarterly assessment are discussed with the Audit Committee.  In addition, a complete copy of the ERM report is distributed to and discussed by the full board on an annual basis.

The following table summarizes the role of the board and each of its committees in overseeing risk:

Board of Directors	Audit Committee

The Board of Directors has ultimate responsibility for protecting stockholder value.  Among other things, our Board of Directors is responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, and measuring management’s performance against the strategy.  The Board of Directors’ responsibilities include, but are not limited to, appointing our Chief Executive Officer, monitoring our performance relative to our goals, strategies, and the performance of our competitors, reviewing and approving our annual budget, our compliance with rules and regulations, and reviewing and approving investments in and acquisitions and dispositions of assets and businesses.  It also periodically reviews management’s business continuity plans.

Our Audit Committee oversees risks associated with the integrity of our financial statements, our compliance with legal and regulatory requirements, and matters reported to the Audit Committee through our internal auditors, our chief compliance officer, and our anonymous reporting procedures. The Audit Committee reviews with management, internal auditors, and our independent auditors the accounting policies, the system of internal control over financial reporting, and the quality and appropriateness of disclosure content in the financial statements or other external financial communications. It also periodically reviews, with our management and our independent auditors, management’s ERM program, cyber security program, and significant financial risk exposures and the processes we have implemented to identify, monitor, control, and report such exposures. Our Audit Committee also performs oversight of our compliance program and monitors the results of our compliance efforts.

Nominating, Governance & Sustainability Committee	Compensation Committee

Our Nominating, Governance and Sustainability Committee oversees risks primarily associated with our ability to attract, motivate, and retain quality directors, board succession planning, our overall corporate governance programs and practices and our compliance therewith.  In consultation with the board and each of its committees, the committee also provides oversight and guidance with respect to material environmental, social and other sustainability matters involving our Company. Additionally, the Nominating, Governance and Sustainability Committee oversees the performance evaluation of the Board of Directors and its committees.

Our Compensation Committee oversees risks primarily associated with TETRA and CSI Compressco's abilities to attract, motivate, retain and develop quality talent, particularly executive talent, including risks associated with the design and implementation of our compensation programs, policies and practices, and the disclosure of executive compensation philosophies, strategies, and activities. The Compensation Committee also oversees executive succession planning and the compensation of the Board of Directors and its committees.

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CORPORATE GOVERNANCE

Sustainability Highlights

Our Board of Directors is focused on integrating sustainability into our Company’s long-term strategy.  We are committed to operating in a sustainable manner and being a responsible corporate citizen for the benefit of our customers, investors, employees, the environment and the communities in which we operate.  We focus on environmental stewardship, the health and safety of our workforce, the recruitment, development and retention of our workforce, and community engagement.

Environmental Stewardship	Health, Safety, Environment and Quality (“HSEQ”)

•   We deliver innovative products to further the sustainability goals of many of our customers.

•   Our fully automated and integrated water management solution helps meet customers’ increasing water requirements by recycling, treating, and optimizing produced water for fracturing operations – all while yielding significant cost savings and reducing operational and HSE risks.

•   TETRA CS Neptune® fluids are more environmentally friendly, cost-effective alternatives to zinc brines and cesium formate.

•   Our leak-resistant water transfer system is the industry’s only double-jacketed, UV resistant hose and helps reduce HSE risk to personnel and landowners.

•   Our fleet of electric and natural gas-powered compressors are monitored via satellite communications and serviced by strategically placed field service technicians, thereby reducing engine emissions and overall driving risks as a result of our employees having shorter distances to drive to repair and maintain compression equipment.

•   We are firmly committed to the health and safety of our employees, the protection of the environment, and to product and service quality. Our commitment focuses on controlling risks to employees and others with whom they interact, maintaining safe work practices, minimizing adverse impacts to the environment, meeting customer requirements, and ensuring customer satisfaction.

•   Our focus on HSEQ, an approach we call “Drive to ZERO”, is a concerted effort to achieve ZERO health, safety, environmental, and quality incidents every day, “stop the job” when necessary, follow HSEQ and ethics guidelines at all times, and live by our Code of Business Conduct everywhere.

•   We continually train and educate our employees on their responsibility to identify work that is unsafe or environmentally unsound and to help mitigate negative impacts.

•   Our HSEQ policy has been endorsed by our CEO and communicated throughout the Company, and to our suppliers and contractors.

•   Our vehicle monitoring systems, journey management, vehicle selection guidelines and driver training reduce our driving exposure and incidents.

Our People	Communities

•   We offer our employees the opportunity to advance in their professional careers through training and development programs.  Further training for certain positions includes leadership development and management skills for individuals to progress within the organization.

•   Our health and wellness program provides for preventive care and is designed to support our employees’ health and overall well-being.

•   Our Board of Directors and executive leadership team is committed to enhancing diversity at TETRA.  The executive leadership team sponsors the TETRA Diversity Committee, which is focused on promoting gender diversity and inclusion in our workforce and workplace. We increased our number of female managers by over 40% in 2019.

•   We are committed to helping transitioning military service members and veterans lead successful lives after their military service and have a military hire initiative that is dedicated to welcoming more veterans into our Company.

•   We are committed to being a responsible corporate citizen in the communities where we operate and our employees live.  We engage in philanthropic activities that support TETRA’s values, fostering strong community relationships and enhancing employee satisfaction and engagement.

•   Primary focus areas for our community investments are health, education, and community enrichment. For example, we partner with the American Heart Association and CASA Child Advocates of Montgomery County, Texas and provide numerous opportunities for our employees to participate in activities to support these organizations.

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CORPORATE GOVERNANCE

Stock Ownership Guidelines

Our Board of Directors has adopted guidelines with regard to stock ownership for our directors and executive officers. The stock ownership guidelines are intended to align the interests of our directors and executive officers with the interests of our stockholders. Under the guidelines, our executive officers have historically been required to hold shares of our common stock with a value equal to a multiple, based upon position, of their base salary.  In addition to ownership of our stock, ownership of common units of CSI Compressco by our executive officers and directors count under the guidelines. For purposes of these guidelines: (1) each share of our common stock and each CSI Compressco common unit owned on the date of our Annual Meeting each year is deemed to have a value equal to the greater of (a) the trading price as of the date the applicable share or common unit was acquired or (b) the trading price as of the date of our Annual Meeting.  The guidelines establish the following minimum ownership:

•	Executive Officers:

•

Under the guidelines, newly appointed officers have five years from their date of appointment to meet the guidelines. In addition, in the event the multiple of an executive officer’s base salary is increased, the executive officer will have five years from the time of such increase to meet the new minimum.

•	As of the date of this proxy statement, subject to the transition periods described above, all covered officers are in compliance with the guidelines.
•

Non-Employee Directors - including the Chairman of the Board of Directors, are required to hold shares of our common stock and/or common units of CSI Compressco having a deemed value equal to five-times their annual cash retainer. Non-employee directors have four years from the date of their election or appointment to meet the guidelines. As of the date of this proxy statement, subject to the transition periods described above, all non-employee directors are in compliance with the guidelines.

Board Committees and Meetings

Board Committees.  The Board of Directors assigns responsibilities and delegates authority to its committees, as appropriate, and the committees regularly report on their activities to the full board.  During 2019, the standing committees of the Board of Directors consisted of an Audit Committee, a Compensation Committee, and a Nominating, Governance and Sustainability Committee.  Each committee has the authority to engage outside experts, advisors, and legal counsel to assist in its work.

The following table identifies the current chairs and membership of the board and each standing board committee.  As discussed above, the board has determined that each member of the Audit, Compensation, and Nominating, Governance and Sustainability Committees is independent in accordance with NYSE standards.

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CORPORATE GOVERNANCE

	Board of Directors	Committee Membership
Director		Audit	Compensation	Governance
Mark E. Baldwin(1)	√	C
Thomas R. Bates, Jr.	√		C
Stuart M. Brightman **	√
Paul D. Coombs	√	√		√
John F. Glick	√		√	C
Gina A. Luna	√	√		√
Brady M. Murphy **	√
William D. Sullivan(2)	√
Joseph C. Winkler III	√	√	√
Number of Meetings held in 2019	7	6	7	4

(1)	Designated Audit Committee Financial Expert
(2)

As Chairman of the Board, Mr. Sullivan is an ex officio member of the Audit, Compensation, and Nominating, Governance and Sustainability Committees and has a standing invitation to attend all such committee meetings.  He also serves as the presiding director of executive sessions of the non-management and independent directors.

C	Committee Chair
√	Member
**	Non-Independent Director

Meetings and Attendance. During 2019, the Board of Directors held seven meetings, including six regular and one special meetings.  Each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and the meetings of the committees on which they served. Our Corporate Governance Guidelines provide that our preference is to have our directors attend the annual meeting of stockholders. All members of our Board of Directors who were serving at the time of the Annual Meeting of Stockholders in 2019 attended that Annual Meeting.

Audit Committee

The Audit Committee’s primary purpose is to assist the Board of Directors in its oversight of:

(i)    the integrity of our financial statements;

(ii)   our compliance with legal and regulatory requirements;

(iii)   the independent auditor’s qualifications; and

(iv)   the performance of our internal audit function and independent auditors.

The Audit Committee has sole authority to appoint and terminate our independent auditors. To promote the independence of the audit, the Audit Committee consults separately with the independent auditors, the internal auditors, and management. As required by NYSE and SEC rules regarding audit committees, the Board of Directors has reviewed the qualifications of its Audit Committee and has determined that none of the current members of the Audit Committee has a relationship with us that might interfere with the exercise of their independence from us or our management, as independence is defined in the listing standards of the NYSE. Accordingly, our Board of Directors has determined that all current members of our Audit Committee are independent as defined in Section 10A of the Exchange Act and as defined in the listing standards of the NYSE. Further, our board has determined that Mr. Baldwin, the current Audit Committee chairman, is an “audit committee financial expert” within the definition established by the SEC.

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CORPORATE GOVERNANCE

Compensation Committee

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CORPORATE GOVERNANCE

The functions performed by the Compensation Committee include:

(i)    reviewing and establishing compensation of our senior management, including our executive officers;

(ii)   approving and administering our equity compensation plans;

(iii)  approving salary and bonus awards to our executive officers; and

(iv)  reviewing the compensation of our non-employee directors and providing director compensation recommendations to the Board of Directors.

Our Board of Directors has determined that each member of the Compensation Committee is independent, as independence is defined in the listing standards of the NYSE. The Compensation Committee may designate a subcommittee and delegate authority to such subcommittee as it deems appropriate.

Our equity compensation plans include provisions that enable the Compensation Committee to delegate its authority to approve certain grants of awards under those plans to a committee of our Board of Directors that may consist of one director. The Board of Directors previously established the Non-Executive Award Committee (the "NEA Committee"), which is a committee of one or more members of our Board of Directors. The NEA Committee is currently comprised of one member - Mr. Murphy. The Compensation Committee has delegated authority to the NEA Committee to make special inducement, merit, and retention awards, other than regular annual awards, to participants under those plans who are not subject to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, subject to certain limitations, including limitations on the number of awards that may be granted, as may be imposed from time-to-time by the Compensation Committee.

Compensation decisions for our Chief Executive Officer are made by the Compensation Committee. The Compensation Committee is also responsible for approving the compensation of our other executive officers and in such process, it reviews and gives significant consideration to the recommendations made by the Chief Executive Officer for such other executive officers. As part of its role in reviewing and approving such compensation, the Compensation Committee administers our equity compensation plan, the equity compensation plan of CCLP, and our cash incentive plan under which cash incentive awards may be made to our executive officers and other key employees based on performance, including the attainment of performance goals. Our Chief Executive Officer, with input from senior management, recommends to the Compensation Committee base salaries, target cash incentive award levels, actual cash incentive award payouts, and equity awards, as well as company, division, and individual performance measures for our executive officers other than the Chief Executive Officer. The Compensation Committee considers, discusses, and takes action on such recommendations as it deems appropriate.

In addition, since our CSI Compressco subsidiary does not have its own compensation committee, our Compensation Committee is also responsible for the oversight of compensation programs that apply to a broad base of employees of CSI Compressco and for specific compensation decisions that relate to the officers of CSI Compressco.

Independent Compensation Consultant. The Compensation Committee has the authority to retain, approve fees and other terms for, and terminate any compensation consultant, outside counsel, or other advisors to assist the committee in the discharge of its duties. In 2019, the Compensation Committee has retained the services of Meridian Compensation Partners, LLC (“Meridian”),

an independent provider of compensation consulting services, to review our compensation programs and practices and to assist in the review of compensation disclosures included in this proxy statement. Meridian acted as independent advisor to the Compensation Committee and does not provide any other services to us or earn any compensation from us outside of the services provided as an independent advisor to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation. The members of the Compensation Committee during 2019 were Mr. Bates, as Chairman, and Messrs. Glick and Winkler, none of whom is or was previously an officer or employee of ours, and none of whom had any relationship required to be disclosed under this section.

Nominating, Governance and Sustainability Committee

The Nominating, Governance and Sustainability Committee:

(i)   investigates and makes recommendations to the Board of Directors with regard to all matters of corporate governance, including the structure, operation, and evaluation of the board and its committees;

(ii)  investigates and makes recommendations to the Board of Directors with respect to qualified candidates to be nominated for election to the board;

(iii)  reviews and makes recommendations to the board with regard to candidates for directors properly nominated by stockholders in accordance with our bylaws, if any; and

(iv)  in consultation with the board and each of its other committees, provides (a) oversight and guidance with respect to material environmental, social and other sustainability matters involving our Company and (b) receives updates from management regarding our Company’s environmental, social and other sustainability activities.

Our Board of Directors has determined that each current member of the Nominating, Governance and Sustainability Committee is independent, as independence is defined in the listing standards of the NYSE.

Board and Committee Succession Planning

The Nominating, Governance and Sustainability Committee regularly considers the long-term make up of our Board of Directors, the experience and skills needed for our board as our business and the markets in which we do business evolve, and whether the composition appropriately aligns with our business and strategic needs.  The Committee also considers succession planning in light of anticipated retirements and for board and committee chair and membership roles to maintain relevant expertise and depth of experience.  As a result of this ongoing process, over the last six years we have added five new independent directors, who bring fresh and diverse perspectives into our boardroom.  In addition, six directors retired during the 2014-2018 time period and one will retire at the conclusion of the 2020 Annual Meeting.

22 I TETRA Technologies, Inc.	2020 Proxy Statement

CORPORATE GOVERNANCE

Director Nominations by the Nominating, Governance and Sustainability Committee

The Board has a robust process for the consideration of potential director candidates through which the Nominating, Governance and Sustainability Committee (the “Governance Committee”) establishes criteria, screens candidates, and evaluates the qualifications of persons who may be considered as nominees for director, including any candidates nominated or recommended by stockholders.  The following graph illustrates our general selection process for new directors:

Diversity.  Although we have not adopted a separate policy with regard to the consideration of diversity when evaluating candidates for election to our board, our Corporate Governance Guidelines provide that when assessing candidates, we will consider diversity, including gender diversity. The Governance Committee believes that board membership should reflect diversity in the broadest sense, taking into account our needs and the current composition of the board. We strive to maintain a diversity of backgrounds and experience among the members of the board, as we believe this improves the quality of the board’s deliberations. The Board of Directors’ final selection of board nominees is based on merit, giving consideration to the nominee’s knowledge, experience, skills in areas deemed critical to understanding our business, and personal characteristics such as integrity and judgment, diversity, including gender diversity, ethnicity, and background, and the candidates’ other time commitments.

2020 Proxy Statement	TETRA Technologies, Inc. I 23

CORPORATE GOVERNANCE

Director Tenure

The following chart illustrates the tenure of the director nominees of our Board of Directors.  We believe the tenure of our directors provides the appropriate balance of expertise, experience, continuity, and perspective to our board to serve the best interests of our stockholders.

Director Orientation and Continuing Education

We provide each new director with an orientation that consists of a series of in-person briefings provided by senior management and others on our business operations, strategic plans, significant accounting and risk management issues, corporate governance, compliance, and key policies and practices.  The orientation sessions are tailored to the particular director depending on their orientation needs.  Each director is expected to participate in continuing educational programs as necessary to maintain expertise to perform his or her responsibilities as a director. In this regard, from time to time we provide pertinent articles and information relating to our business, financial affairs, risks, competitors, corporate governance, and changes in legal and regulatory issues.  We may also coordinate training and educational sessions for directors from outside experts and provide directors with tours of our facilities from time to time. We reimburse directors for reasonable costs associated with attending other relevant director education programs.

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CORPORATE GOVERNANCE

Board and Committee Self-Evaluation Process

Our board recognizes the critical role that board and committee evaluations play in ensuring the effective functioning of our board.  Accordingly, each year, our Nominating, Governance and Sustainability Committee appraises the framework for our board and committee evaluation process and oversees the evaluation process to ensure that the full board and each committee conduct an assessment of their performance and functioning and solicit feedback for enhancement and improvement.

Board Evaluations – A Multistep Process

Our annual board and committee evaluations cover the following topics:

•    Board and committee composition, including skills, background and experience;

•    Review of key areas of focus for the board and effectiveness in overseeing these responsibilities;

•    Satisfaction with board performance, including the performance of the board and committee chairs in those positions;

•    Board and committee information needs and quality of materials presented;

•    Areas where the board and committees should increase their focus;

•    Satisfaction with the board schedule, agendas, time allotted for topics, and encouragement of open communication and discussion;

•    Satisfaction with committee structure and responsibilities; and

•    Access to management, experts, and internal and external resources

2019 Evaluation Process

Determine Format	Conduct Evaluation	Follow-Up

The Nominating, Governance and Sustainability Committee discussed and considered the approach for the 2019 evaluation process.

There was a desire by directors for a discussion-based approach to enhance candid dialog; therefore, the committee determined that the self-evaluations may be in the form of a written questionnaire or list of discussion topics, as determined by the board chairman and each committee chairman, respectively.

Executive session discussions of the board and committee self-evaluations were led by our board chairman and committee chairmen, respectively.

Committee chairmen reported to the full board regarding their respective committee self-assessments, including any action items.

The board chairman communicated to the CEO any requests for enhancements in process that were noted.

Throughout the year, board and committee members also have the opportunity to provide input directly to the board chairman and/or committee chairmen or to management.

2020 Proxy Statement	TETRA Technologies, Inc. I 25

CORPORATE GOVERNANCE

Executive Sessions of the Board of Directors

Our independent non-management directors meet in executive session at each regularly scheduled meeting. These executive sessions are presided over by Mr. Sullivan or, in his absence, another independent non-management director. The independent non-management directors presently consist of all current directors other than Messrs. Murphy and Brightman.

Communications with Directors

Our security holders and other interested parties may communicate with one or more of our directors (including the independent non-employee directors as a group) by mail sent to our Corporate Secretary, TETRA Technologies, Inc., 24955 Interstate 45 North, The Woodlands, Texas 77380, or by email at corpsecretary@tetratec.com.  Such communications should specify the intended recipient or recipients. All such communications, other than commercial solicitations or communications, will be forwarded to the appropriate director or directors.

Director Nominations Submitted by Stockholders

The Nominating, Governance and Sustainability Committee will consider proposals for nominees for director from our stockholders. In order to nominate a director at the annual meeting, our bylaws require that a stockholder follow the procedures set forth in Article III, Section 3 of our bylaws. (This bylaw provision is available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com.) In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time the stockholder gives notice of the recommendation, and the stockholder must be entitled to vote for the election of directors at the meeting at which such nominee will be considered.

Stockholder recommendations must be made pursuant to written notice delivered to our Corporate Secretary at our principal executive offices no later than 80 days prior to the date of the annual or special meeting at which directors are to be elected; provided, that if the date of the annual or special meeting is not publicly announced more than 90 days prior to the annual or special meeting, such notice by the stockholder will be considered timely if delivered to the Corporate Secretary no later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to the stockholders.

The stockholder notice must set forth the following:

1.	name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
2.	a representation that the stockholder is a holder of record of common stock entitled to vote at the meeting and intends to appear in person or by proxy to nominate the person or persons specified;
3.	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons under which the nomination(s) are made by the stockholder;
4.

for each person the stockholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Schedule 14A promulgated under the Exchange Act; and

5.	for each person nominated, a written consent to serve as a director, if elected.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

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CORPORATE GOVERNANCE

Executive Succession Planning

The Compensation Committee, the CEO, and the Vice President of Human Resources evaluate, from time to time each year, executive development and succession planning to prepare us for future success. The succession planning process covers the CEO position as well as all senior management positions and certain other key positions. This review of executive talent determines readiness to take on additional leadership roles and identifies developmental opportunities needed to prepare our executives for greater responsibilities. Our short and long-term business strategy is considered when evaluating candidates and their skills.  Where possible, our board gains insight through exposure to internal succession candidates from their presentations to the board, work with individual directors or board committees, and participation in board activities.  The CEO makes a formal succession planning presentation to the Compensation Committee annually in conjunction with our annual strategy meeting in which our directors who are not members of the Compensation Committee are invited to attend.

Insider Trading Policy (including Hedging Transactions)

We acknowledge that sales of our common stock by our executive officers will occur periodically. In particular, we believe that our executive officers who have a significant portion of their net worth in our common stock may desire to diversify their investment portfolios over time and may be required to sell our common stock to finance stock option exercises and to pay related taxes. We have established a policy for trading in our common stock. This policy is designed to help ensure compliance with federal securities laws and allow the anticipated periodic sales to occur in an orderly fashion.

Hedging Transactions. The trading policy also prohibits our directors, officers, and employees from engaging in short sales of our common stock, from buying or selling puts, calls or other derivative instruments involving our common stock, and from engaging in certain forms of hedging or monetization transactions involving our common stock.  An exception to this prohibition may be granted where an officer, director or employee wishes to pledge our securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any director, officer or employee who wishes to pledge our securities as collateral for a loan must submit a request for approval to our General Counsel at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.

Certain Transactions

Related Person Transaction Policy. The Board of Directors, upon recommendation of the Audit Committee, has adopted the Policy and Procedures with respect to Related Person Transactions (the “Policy”), for the review and approval of certain related person transactions. The Policy covers transactions in which (i) we, or any subsidiary of ours, are a participant, (ii) the aggregate amount involved exceeds $100,000, and (iii) any related party (generally, directors and executive officers, and their immediate family members, and 5% stockholders) has a direct or indirect material interest. The Policy generally requires that such transactions be approved in advance by the Audit Committee. Under the Policy, the Audit Committee will consider all relevant facts and circumstances available to the committee and will approve such transactions only if they are in, or are not inconsistent with, our best interests and the best interests of our stockholders. In the event a transaction is not identified as a related person transaction in advance, it will be submitted to the Audit Committee, which will evaluate the transaction, including ratification or rescission of the transaction, and possible disciplinary action.

Transactions with Related Persons. We have determined that there are no material transactions involving a director or any other related person that require disclosure.

2020 Proxy Statement	TETRA Technologies, Inc. I 27

CORPORATE GOVERNANCE

Equity Compensation Plan Information

The following table provides information as of December 31, 2019, regarding compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Shown in the First Column)
Equity compensation plans
approved by stockholders(3)
2007 Long Term Incentive	764,792	$7.61	—
2011 Long Term Incentive	2,825,291	$6.73	—
2018 Non-Employee Director(4)	—	—	171,898
2018 Long Term Incentive (4)	2,163,712	$4.19	4,078,244
Total	5,753,795	$6.91	4,250,142
Equity compensation plans not
approved by stockholders(5)
Serrano Plan	79,051	$6.60	—
2018 Inducement Restricted Stock Plan	—	—	76,495
Total	79,051	$6.60	76,495
All Plans Total (6)	5,832,846	$6.90	4,326,637

(1)

Represents the number of underlying shares issuable under outstanding options and restricted stock units (“RSUs”), under the respective plans. There are 764,792 shares attributable to outstanding options under the Amended and Restated 2007 Long Term Incentive Compensation Plan (the “2007 Plan”) and 2,825,291 shares attributable to outstanding options under the Third Amended and Restated 2011 Long Term Incentive Compensation Plan (the “2011 Plan”). There are 2,147,094 shares attributable to outstanding RSUs and 16,618 shares attributable to outstanding options under the 2018 Long Term Incentive Compensation Plan (the “2018 Plan”).

(2)

Represents weighted-average exercise price of options outstanding under the 2007 Plan, 2011 Plan and 2018 Plan. See note 1 above with respect to RSUs granted under the 2018 Plan. The weighted-average exercise price does not take these awards into account.

(3)	Consists of the 2007 Plan, the 2011 Plan, the 2018 Non-Employee Director Plan and the 2018 Plan.
(4)

Under the 2018 Non-Employee Director Plan and the 2018 Plan, for the purpose of determining the number of shares available for future awards, an award of one stock option or one stock appreciation right with respect to one share of common stock is deemed to be an award of one share on the grant date. Any other awards granted under the 2018 Non-Employee Director Plan and the 2018 Plan with respect to one share of common stock, including an award of a restricted share, a bonus share, or a performance share, is deemed to be an award of one share of common stock on the grant date.

(5)	Consists of the award granted to Mr. Serrano in connection with his initial employment and the 2018 Inducement Restricted Stock Plan. A description of each of these plans follows.
(6)

The table above does not include information as of December 31, 2019 regarding 1,430,299 shares of restricted stock subject to awards outstanding under the 2007 Plan, the 2011 Plan, the 2018 Inducement Restricted Stock Plan and the 2018 Plan.

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CORPORATE GOVERNANCE

Non-Stockholder Approved Plans

Serrano Plan

On August 1, 2012, Elijio V. Serrano was appointed by our Board of Directors to the positions of Senior Vice President and Chief Financial Officer. In connection with Mr. Serrano’s appointment, the Board of Directors authorized the grant to Mr. Serrano of an employment inducement award of 79,051 nonqualified stock options and 46,898 shares of restricted stock to be effective as of August 15, 2012. The exercise price of the nonqualified stock options is $6.60, which is equal to the closing price per share of our common stock on the New York Stock Exchange on August 15, 2012. The nonqualified stock options are fully vested and the award will expire on August 15, 2022.

2018 Inducement Restricted Stock Plan

The TETRA Technologies, Inc. 2018 Inducement Restricted Stock Plan was adopted effective as of February 12, 2018.  The purpose of the plan is to attract and retain the best available individuals for positions of substantial responsibility by providing a material inducement for such individuals to enter into employment with us or any of our affiliates. In connection with the employment of Brady M. Murphy, currently our President and Chief Executive Officer, the Board of Directors authorized the grant to Mr. Murphy of an employment inducement award of 502,513 shares of restricted stock, effective as of February 12, 2018.  Fifty percent of the shares of restricted stock vested on the one-year anniversary date of the grant, 25% vested on the second-year anniversary date of the grant and, subject to Mr. Murphy’s continued employment with us and other terms and conditions set forth in the Restricted Stock Award Agreement between us and Mr. Murphy, the remaining 25% of the shares of restricted stock will vest on the third-year anniversary of the date of grant. In addition, in connection with our acquisition of Swiftwater Energy Services, LLC, the Board of Directors authorized the grant of awards totaling 420,992 shares of restricted common stock to thirteen persons as an inducement to their employment with TETRA on February 28, 2018. Subject to their continued employment with us and other terms and conditions set forth in the Restricted Stock Award Agreement between us and each of the individuals, the shares of restricted stock will vest 100% on the third-year anniversary of the date of grant.  There are 76,495 shares available for future awards under the 2018 Inducement Restricted Stock Plan.

2020 Proxy Statement	TETRA Technologies, Inc. I 29

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting, internal controls, and audit functions on behalf of the Board of Directors.  Our management has the primary responsibility for preparing our financial statements in accordance with generally accepted accounting principles, maintaining effective internal control over financial reporting and assessing the effectiveness of our internal control over financial reporting.  We have a full-time internal audit department that reports to the Audit Committee.  This department is responsible for the evaluation of the adequacy and effectiveness of the organizations’ governance, risk management, and internal controls as well as carrying out assigned responsibilities to achieve the organizations’ stated goals and objectives.

Our independent registered public accountants, Ernst & Young LLP, or EY, are responsible for auditing our financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and issuing their reports based on that audit.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2019 that are included in our Annual Report filed with the Securities and Exchange Commission with our management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is comprised of four non-employee independent directors and is governed by a written charter adopted by the Board of Directors that is reviewed by the committee annually and was last amended on December 18, 2019. The charter is available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com. Under the charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (1) the integrity of our financial statements, including a review of the application of accounting principles, significant financial reporting issues and judgments in connection with the preparation of the financial statements, and the effects of regulatory and accounting initiatives on the financial statements; (2) reviewing and discussing with management and our independent registered public accountants our earnings press releases, as well as public earnings guidance; (3)  recommending to the board the filing of our audited financial statements with the Securities and Exchange Commission; (4) our disclosure controls and procedures and internal control over financial reporting, including review of any material issues as to the adequacy of internal control over financial reporting; (5) our compliance with legal and regulatory requirements and our Code of Business Conduct and Code of Ethics for Senior Financial Officers; (6) the performance of our internal audit function; (7) the performance of our compliance function; (8) our enterprise risk management process; and (9) the evaluation, appointment and retention of our independent registered public accountants, including a review of the firm's qualifications, services, independence, fees and performance. In connection with the evaluation, appointment, compensation, retention and oversight of the independent registered public accountants, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accountants and lead audit partner, including taking into account the opinions of management and our internal auditor. In doing so, the Audit Committee considers a number of factors including, but not limited to: quality of services provided; sufficiency of firm resources; technical expertise and knowledge of the industry; quality of communication and interaction with the firm; known significant legal or regulatory proceedings related to the firm; external data on audit quality and performance, including PCAOB reports; independence; objectivity; and professional skepticism.  The Audit Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm.

Further, the Audit Committee reviews in advance and pre-approves, specifically, audit and permissible non-audit services provided to us by EY.  For more information regarding the Audit Committee’s preapproval procedures, please read “Audit Committee Preapproval Policies and Procedures” below.

The Audit Committee has also established procedures for the receipt, retention, and treatment, on a confidential basis, of any complaints related to accounting or compliance matters we receive.  We encourage employees and third-party individuals and organizations to report concerns about our accounting controls, auditing matters, or anything else that appears to involve financial or other wrongdoing through one of the methods described in our Whistleblower Policy which is available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com.

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AUDIT COMMITTEE REPORT

As discussed more fully in Proposal No. 2 on page 9 of the Proxy Statement, the Audit Committee and board believe that it is in the best interests of the Company and its stockholders to continue the retention of EY to serve as our independent registered public accountants.  Accordingly, the Audit Committee has continued retention of EY as the Company’s independent auditor for 2020.  EY has been the independent auditor for the Company since 1981. Although the Audit Committee has the sole authority to appoint the independent registered public accountants, the Audit Committee will continue to recommend that the board request the stockholders, at the Annual Meeting, to ratify the appointment of the independent registered public accountants.

The Board of Directors has determined that each member of the Audit Committee is independent and possesses the necessary level of financial literacy required to enable him or her to effectively serve as an Audit Committee member and that two of our Audit Committee members, including our Audit Committee Chairman, qualify as Audit Committee Financial Experts.  There were six meetings of the Audit Committee during the year ended December 31, 2019. The meetings of the Audit Committee are designed to facilitate and encourage communication among the members of the Audit Committee, management of the Company, our internal audit function, and EY.

In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, the Audit Committee discussed with the Company’s internal auditors and EY the overall scope and plan for their respective audits.  The Audit Committee met with the internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, including internal control over financial reporting, and the overall quality of our financial reporting.

The Audit Committee reviewed with EY, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with US generally accepted accounting principles, EY’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee by the applicable requirements of the PCAOB, including PCAOB Auditing Standard No. 16, Communications with Audit Committees, the rules of the SEC, and other applicable regulations.  In addition, the Audit Committee has discussed with EY their independence from our management and the Company, including the matters contained in the letter from EY required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services performed by EY with EY’s independence.

The Audit Committee also reviewed and discussed together with management and EY our audited consolidated financial statements for the year ended December 31, 2019, and the results of management’s assessment of the effectiveness of our internal control over financial reporting and EY’s audit of internal control over financial reporting.

In addition, members of management, the internal auditor, and the independent auditors also made presentations to the Audit Committee throughout the year on specific topics of interest, including our (i) enterprise risk management process, (ii) information technology systems and controls, (iii) cybersecurity, (iv) accounts receivable risk review process, (v) accounting closing cycle process, (vi) corporate insurance and risk management, (vii) allocation of contractual risk in customer contracts, and (viii) implementation of the new PCAOB standard regarding the communication of critical audit matters.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that our audited consolidated financial statements  be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed by the Company with the SEC.

Submitted by the Audit Committee of the Board of Directors,

Mark E. Baldwin, Chairman

Paul D. Coombs

Gina A. Luna

Joseph C. Winkler III

2020 Proxy Statement	TETRA Technologies, Inc. I 31

AUDIT COMMITTEE REPORT

This report of the Audit Committee shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

Fees Paid to EY

The following table sets forth the aggregate fees for professional services rendered to us by our principal accounting firm, Ernst & Young LLP, for the fiscal years ended December 31, 2019, and 2018, respectively:

	2019	2018
Audit fees	$1,208,000	$1,510,000
Audit related fees(1)	$15,200	46,000
Tax fees(2)	$15,000	18,000
All other fees	—	—
Total fees(3)	$1,238,200	$1,574,000

(1)	Consists primarily of additional fees for an employee benefit plan audit in 2018 that was completed in 2019.
(2)	Consists solely of fees for tax compliance services in all periods.
(3)

Ernst & Young LLP also served as the auditor of CSI Compressco. The above table does not include the following fees related to the CSI Compressco audit: $800,000 in audit fees in 2019 and $920,000 in audit fees in 2018. CSI Compressco incurred no audit related fees or tax fees in either 2019 or 2018.

The Audit Committee preapproved 100% of these fees shown in the above table. Before approving these fees, the Audit Committee considered whether the provision of services by Ernst & Young LLP that are not related to the audit of our financial statements was compatible with maintaining the independence of Ernst & Young LLP, and the Audit Committee concluded that it was.

Audit Committee Preapproval Policies and Procedures

The Audit Committee has adopted a pre-approval policy with respect to the services that may be performed by our independent auditors (the “Audit Firm”).  This policy provides that all audit and non-audit services to be performed by the Audit Firm must be specifically pre-approved on a case-by-case basis by the Audit Committee.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions made by such member(s) to the entire Audit Committee at or before its next scheduled meeting.  As of the date hereof, the Audit Committee has delegated this authority to the Chairman of the Audit Committee.  Neither the Audit Committee, nor the person to whom pre-approval authority is delegated, may delegate to management their responsibilities to pre-approve services performed by the Audit Firm.

All requests or applications by the Audit Firm to provide services to us must be submitted to the Audit Committee or its chairman by both the Audit Firm and the Chief Financial Officer and must include a description of the services being requested for pre-approval and a joint statement as to whether, in their view, the request or application is consistent with applicable laws, rules, and regulations relating to auditor independence.

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EXECUTIVE OFFICERS

Executive Officers

Our current executive officers and their ages and positions are as follows:

Name	Age	Position
Brady M. Murphy	60	President and Chief Executive Officer
Elijio V. Serrano	62	Senior Vice President and Chief Financial Officer
Bass C. Wallace, Jr.	61	Senior Vice President and General Counsel
Matthew J. Sanderson	46	Senior Vice President
James H. Funke	63	Vice President
Elisabeth K. Evans	57	Vice President - Human Resources
Timothy C. Moeller	56	Vice President and Chief Procurement Officer
Richard D. O'Brien	44	Vice President - Finance and Global Controller
Jacek M. Mucha	41	Vice President - Finance and Treasurer

(Information regarding the business experience of Mr. Murphy is set forth above under “Nominees for Director.”)

Elijio V. Serrano has served as our Senior Vice President and Chief Financial Officer since August 2012. Mr. Serrano served as chief financial officer of UniversalPegasus International from October 2009 through July 2012. Following his resignation from Paradigm BV in February 2009 and until his acceptance of the position with UniversalPegasus International in October 2009, Mr. Serrano was retired. From February 2006 through February 2009, Mr. Serrano served as chief financial officer and executive vice president of Paradigm BV (formerly, Paradigm Geophysical Ltd.). From October 1999 through February 2006, Mr. Serrano served as chief financial officer of EGL, Inc. From 1982 through October 1999, Mr. Serrano was employed in various capacities with increasing responsibility by Schlumberger Ltd. Mr. Serrano served as a director, chairman of the audit committee, and as a member of the corporate governance and nominating committee of Tesco Corporation, a Public Company, until its acquisition by Nabors Industries Ltd. in December 2017.  Mr. Serrano received his B.B.A. degree in Accounting and Finance from the University of Texas at El Paso. Mr. Serrano was a certified public accountant in the State of Texas from 1986 until March 2002, at which time his license became inactive.

Bass C. Wallace, Jr. has served as our General Counsel since 1994 and as a Senior Vice President since May 2011.  Mr. Wallace served as our Corporate Secretary from 1996 until May 2013. From 1984 to 1994 he was engaged in the private practice of law. Mr. Wallace received his B.A. degree in Economics from the University of Virginia and his J.D. degree from the University of Texas School of Law.

2020 Proxy Statement	TETRA Technologies, Inc. I 33

EXECUTIVE OFFICERS

Matthew J. Sanderson has served as Senior Vice President with responsibility for our Energy Services Group since December 2016. Prior to joining TETRA, Mr. Sanderson most recently served as Regional Vice President - U.S. West at Schlumberger from October 2015 to November 2016. Mr. Sanderson started his career as a Field Engineer at Schlumberger in 1997 and held various leadership roles in operations, engineering and support functions, including Vice President Wireline Production Services from December 2014 to September 2015. Mr. Sanderson earned a Bachelor of Applied Science in Civil Engineering from Queen's University in Kingston, Canada and a Master's of Science in Oil & Gas Industry Management from Heriot-Watt University in Edinburgh, Scotland.

James H. Funke has served as Vice President since November 2007 and manages TETRA’s chemicals manufacturing business. From July 1998 to November 2007 he served as our Vice President, Sales and Marketing for the chemical business. Mr. Funke began his career in finance at Mallinckrodt in 1979 and held various finance, sales and marketing roles with increasing responsibility, including International Business Director. Mr. Funke received his Bachelor of Science Degree in Accounting from the University of Missouri in St. Louis.

Elisabeth K. Evans has served as our Vice President - Human Resources since January 2013. Ms. Evans served as senior vice president of human resources and corporate communications of Boardwalk Pipeline Partners, LP from February 2009 through September 2012. Following her departure from Boardwalk Pipeline Partners, LP and until her acceptance of the position with us in January 2013, Ms. Evans was engaged in independent consulting on human resources issues. Earlier in her career, she served as vice president of human resources and administrative services for AGL Resources Inc., global human resources director for Accenture, Ltd. and in various human resources positions at ARAMARK Corporation and BP p.l.c. Ms. Evans received her B.A. and M.A. degrees in Economics from Indiana University.

Tim Moeller has served as our Vice President and Chief Procurement Officer since April 2018. Prior to joining TETRA, from September 2012 until March 2018, Mr. Moeller served as Chief Operating Officer of Melior Innovations and Chief Executive Officer of TessaFrac. From May 2006 until February 2012, Mr. Moeller held numerous Supply Chain management positions with increasing responsibility at Halliburton.  Earlier in his career, Mr. Moeller held several supply chain management positions with Tyco International and YPF/Maxus Corporation.  Mr. Moeller received a bachelor’s degree in business administration from Texas A&M University.

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EXECUTIVE OFFICERS

Richard O’Brien has served as our Vice President of Finance and Global Controller since March 25, 2019 and as Assistant Treasurer since May 3, 2019. Mr. O’Brien served in several senior finance positions with increasing responsibilities with BHP Petroleum from October 2002 until he joined TETRA. He served as Head of Separation of BHP’s shale business from June 2018 until March 2019 and prior to that as Head of Finance from July 2014 until May 2018. He also served as Operations Accounting Controller from December 2012 until July 2014.  Mr. O’Brien received his B.A. degree in English Literature from Cardiff University in Cardiff, Wales, and is a Chartered Accountant and a member of the Institute of Chartered Accountants in England and Wales.

Jacek M. Mucha has served as our Vice President – Finance and Treasurer since September 2019 and served as Senior Director, Financial Planning and Analysis since he joined us in February 2018. From March 2014 to February 2018, he served in various financial roles at Tesco Corporation, including Vice President – Finance and Director, Corporate Development, Investor Relations and Financial Planning and Analysis. From May 2011 to March 2014, Mr. Mucha served in various financial roles with increasing responsibility at Lufkin Industries, Inc. From 2001 until May 2011, he held various financial roles at several investment banking and consulting firms.  Mr. Mucha received his B.A. degree in Economics from Washington and Lee University and his Master of Business Administration from the University of Texas at Austin, McCombs School of Business.

2020 Proxy Statement	TETRA Technologies, Inc. I 35

COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

COMPENSATION DISCUSSION & ANALYSIS

2019 CD&A At-A-Glance

This year’s Compensation Discussion and Analysis (“CD&A”) reviews the objectives and elements of and our decision-making process for our executive compensation program and discusses the 2019 compensation earned by our Chief Executive Officer and the officers named in the Summary Compensation Table (collectively, the “Named Executive Officers” or “NEOs”) and other employees designated as our senior officers (together with our NEOs, “Senior Management”). It also explains the actions the Compensation Committee of our Board of Directors (the “Committee”) took based on its ongoing commitments to solicit and consider stockholder feedback regarding our compensation program for our Senior Management and to ensure that we continue to execute our long-term strategies and achieve sustainable growth in returns for our stockholders.
During 2019 and 2020, we:

Successfully completed the transition of our CEO position	Mr. Murphy, our former COO, was promoted to the CEO position in May 2019
Continued robust stockholder engagement, with a key focus on executive compensation matters	During 2019, the Committee contacted our largest stockholders, who represented approximately 78% of our outstanding shares
Adopted a new returns-based performance measure for long-term compensation for our Senior Management	Approved a RONCE performance measure for performance-based, long-term cash awards, increasing focus on generation of returns
Implemented a negative Total Stockholder Return (TSR) cap for our long-term cash incentives	For long-term performance-based cash awards granted in 2020, a cap will limit potential future payment of awards based on relative TSR to 100% of target if absolute TSR is negative

The successful transition of our CEO position early in 2019 brought a heightened focus on cost management and the execution of our long-term strategies, including differentiation of our core products and services through investment in new technologies and increased automation. More information regarding our 2019 business achievements and the compensation actions taken by the Committee is discussed in the following narrative.

I. EXECUTIVE SUMMARY

Company Operations and Performance

We are a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, comprehensive water management, frac flowback, production well testing, offshore rig cooling, and compression services and equipment. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ: CCLP), a master limited partnership.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

Our 2019 results reflect a continuing increase in revenues compared to the prior two years, despite a challenging North American market that has experienced a significant decrease in activity. In particular, our compression services business increased revenues through new compressor equipment sales, improved margins, and exceptionally high overall service fleet utilization, and our Water & Flowback segment maintained a leading position in the Permian Basin while strategically focusing on both the highest growth and highest return on investment projects. Increased demand for our fluids products, including our environmentally friendly TETRA CS Neptune® fluids, drove strong product sales in the international and U.S. Gulf of Mexico markets, leading to increased revenue compared to 2018 for our completion fluids business.

From the beginning of the 2014 downturn through 2019, many companies in our industry have experienced the impact of deteriorating oil and gas market fundamentals. During this challenging time period, TETRA outperformed our 2017 performance peer group in terms of absolute TSR over a 3- and 5-year time period, as shown in the chart below:

In this ongoing industry environment characterized by dramatic reductions in oil and gas capital budgets and drilling activity, which in turn impacts demand for the products and services of oilfield service companies such as TETRA, we are focusing on our long-term strategy to create positive stockholder value by differentiating our core products and services through disciplined investment in technology and automation and rigorous management of G&A spending.

As discussed on page 59, 50% of the long-term awards granted to our Senior Management in 2020 are performance-based and
determined by metrics that reflect our continued commitment to the creation of long-term stockholder value.

This and other actions taken by the Committee during 2019 to strategically design compensation programs that retain valued executive talent and reward the creation of sustainable stockholder value are further described below.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

Positive 2019 Say-on-Pay Vote Outcome and Engagement with Our Stockholders

In 2019, we received approximately 95% stockholder support on our say-on-pay advisory vote.  We maintain an ongoing, proactive outreach effort with our stockholders.  In addition to financial and operations-related outreach by our executives and investor relations team to investors throughout the year, we have a practice of regularly engaging with stockholders to seek feedback on our executive compensation program and corporate governance practices.  After we file our proxy statement, we engage with our largest stockholders about important topics to be addressed at the annual meeting.  In the fall, we conduct an additional cycle of stockholder engagement where we focus on our executive compensation program and corporate governance practices, as well as any other topics important to stockholders.

Since our 2019 annual meeting, our stockholder engagement team, comprised of Mr. Bates, our Compensation Committee chairman, Mr. Glick, our Nominating, Governance and Sustainability Committee chairman, our General Counsel, Vice President of Human Resources, and Corporate Secretary conducted stockholder engagement efforts with the following results.

2019 Stockholder Engagement

Collectively, our discussions with stockholders centered around the following topics:

We appreciate that our stockholders took the time to have a candid dialog with us and provide us with meaningful feedback. Although each stockholder’s particular focus was slightly different, our pay for performance approach to executive compensation, emphasis on corporate governance and social responsibility, and long-term strategy were well received. The feedback received from our stockholder outreach efforts was communicated to and considered by our board, and will be considered in our assessment of any future changes in our compensation programs.  We are pleased with our say-on-pay results and stockholder feedback and will continue to engage with our stockholders to be sure we understand their perspectives.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

Overall Compensation Structure

We seek to structure a balance between achieving positive short-term annual results and ensuring long- term viability and success by providing both annual and long-term incentive opportunities. The following graphic illustrates the components of the total compensation opportunities available to members of our Senior Management:

Alignment of Pay with Stock Price Performance

A significant portion of our NEOs’ total compensation is in the form of long-term incentive awards that are tied to the long-term performance of our stock and certain key measures that drive stockholder returns. The process by which the Committee determines the structure of our NEOs’ long-term incentive awards takes into account TETRA’s stock price performance and its financial performance relative to our peers and internal budgeted expectations, market compensation and the need to retain executive talent over the long-term, and alignment with the experience of our long-term stockholders.

To demonstrate this tie to performance, the table below explains the differences between Total Direct Compensation as presented in the Summary Compensation Table, Target Total Direct Compensation as approved by the Committee (that is, the total compensation opportunity), and Realized Compensation (that is, compensation earned or realized during a given year, which reflects the performance levels of our CEO, Mr. Murphy, and our former CEO, Mr. Brightman). The table and accompanying graph represent supplemental information that is not intended to be a substitute for the information provided in the Summary Compensation Table on page 61, which has been prepared in accordance with the SEC’s disclosure rules.

Measure of Compensation	Components Included
	Base Salary	Annual Performance- Based Cash	Long-Term Performance- Based Cash(1)	Time-Based Equity
				Stock Options/SARs	Restricted Shares
Summary Compensation Table: Total Direct Compensation	Actual Salary	Actual cash award earned based on annual performance	Actual portion of long-term cash incentive earned based on completed 3-year performance	Grant date calculated value of awards made during the year	Grant date value of awards made during the year
Target Total Direct Compensation	Same	Target annual cash awards	Target long-term cash awards for 3-year performance	Target value of awards made during the year	Target value of awards made during the year
Realized Compensation	Same	Actual cash award earned based on annual performance	Actual portion of long-term cash incentive earned based on completed 3-year performance	Value of stock options exercised during the year	Value of restricted shares vested during the year
(1)

This component refers to the long-term performance-based cash incentive award granted to our former CEO, Mr. Brightman, in 2017 for the 3-year performance period of January 1, 2017 through December 31, 2019 that was paid to Mr. Brightman, to the extent earned, in March 2020.

2020 Proxy Statement	TETRA Technologies, Inc. I 39

COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

The graph below shows the "Realized Compensation" of our CEO (Mr. Brightman in 2017 and 2018, and Mr. Murphy in 2019) in contrast to the original Target Total Direct Compensation opportunity for compensation awarded in 2017, 2018, and 2019. Additionally, the graph shows our percentile rank at the end of each year within the performance peer group used for the relative TSR performance measure under our long-term performance-based cash incentive awards granted to certain NEOs and Senior Management in 2017 for the 3-year performance period that ended on December 31, 2019. As illustrated by the graph, our CEO's Realized Compensation has been well-aligned with our relative TSR in 2018 and 2019, which is our performance relative to our performance peer group, who all navigated the same industry challenges we faced over the same period of time.

In each year shown, the material deficit in Realized Compensation compared to Target Total Direct Compensation is largely attributable to decreases in the market price for our common stock, which reduces (in the case of restricted stock or restricted stock units) or eliminates (in the case of stock options) the intended (target) value of equity awards. During the past three years when our absolute TSR was negative, it was this deficit, compared to target compensation, that reflected the alignment of our CEO’s compensation with stockholder returns.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

Key Compensation Practices and Policies

We have implemented and continue to maintain compensation practices and policies that we believe contribute to good governance.

What We Do	What We Don’t Do

✓   Tie a significant portion of our pay to performance through objective performance measures

✓   Mitigate compensation risk through our Clawback Policy, which applies to all forms of incentive compensation earned by our executive officers

✓   Monitor robust stock ownership through our stock ownership guidelines

✓   Retain an independent compensation consultant that does not provide any services to management

✓   Ensure a fully independent Compensation Committee

✓   Have established procedures for granting of equity awards

✓   Annually review pay and performance alignment, including S.M.A.R.T.(1) goals for our NEOs that are reviewed by our Board of Directors

X  Enter into employment agreements with fixed terms with our officers

X  Allow short sales, transactions involving derivatives of our stock, or certain hedging transactions

X   Reload, reprice, or back-date stock options

X  Grant stock options with an exercise price less than fair market value

X  Provide tax gross-ups or significant executive perquisites

X  Enter into single-trigger change of control agreements

X  Have a poison pill

(1)	Specific, Measurable, Achievable, Relevant, Time-bound

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

II. COMPENSATION PHILOSOPHY & OBJECTIVES

Overview of Compensation Philosophy and Objectives

We strive to maintain a compensation program that is competitive in the labor markets in which we operate. Our philosophy is to maintain an executive compensation program that will attract, retain, motivate, and reward highly qualified and talented individuals to enable us to perform better than our competitors. The following are our key objectives in setting the compensation programs for our Senior Management:

Attract	Retain	Motivate	Reward	Align
Structure pay programs and compensation levels that reflect competitive market practices in relevant markets, taking into consideration pay practices of our relevant peer group.	Provide long-term equity and cash compensation opportunities that are consistent with our overall compensation philosophy and drive individual and organizational performance.	Motivate Senior Management to deliver outstanding financial and operational results by establishing performance objectives that incentivize exceptional individual and team effort.	Provide a significant percentage of total compensation that is “at-risk” or “variable,” based on achievable performance measures that are challenging and meaningful to our long-term strategic goals.	Ensure that a significant portion of total compensation is determined by increases in stockholder value, thus assuring alignment of Senior Management and our stockholders’ interests.

Focus on Performance-Based Pay

In establishing target compensation levels, the Committee places a significant portion of our NEOs’ compensation “at-risk” through the use of variable compensation, much of which is performance-based. Historically, variable pay has included the following:

Annual Cash Incentive	Long-Term Cash Incentive	Stock Options	Restricted Stock/ RSUs	Phantom Units
Performance-based cash incentives based on achievement of specific annual performance objectives.	Performance-based long-term cash based on achievement of specific long-term financial and other performance objectives.	Options on TETRA stock that vest over time and create value only if the price of TETRA stock increases.	Shares of TETRA restricted stock or restricted stock units (RSUs) that vest over time and have value based on the price of TETRA stock at the time of vesting	CCLP units that vest over time and create value based on the price of CCLP common units at the time of vesting.

As further discussed in the “Changes for Fiscal Year 2020” section, below, beginning in 2020, based in part on feedback from our stockholders, we have revised the structure of our long-term incentive awards to provide more emphasis on financial performance metrics that incentivize Senior Management to focus on creation of long-term, sustainable stockholder value.

In addition, for the long-term performance-based cash awards granted in 2020 for the January 1, 2020 through December 31, 2022 performance period, a cap of 100% of the target award amount will be imposed on payment of awards based on relative TSR if our absolute TSR over the 3-year performance period is negative.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

For 2019, approximately 85% of the target compensation opportunities for our CEO and 67% of the target compensation opportunities for our other NEOs were variable or “at-risk”, as illustrated in the following pie charts.

2019 NEO TARGET TOTAL DIRECT COMPENSATION
CEO	Other NEOs

(1) Includes awards of long-term performance-based cash for our CEO and other NEOs. (2) Includes awards of TETRA equity for our CEO and other NEOs.

III. ROLES & PROCESSES

Role of Committee. The Committee determines our overall compensation philosophy, sets the compensation of our CEO, approves the compensation of our NEOs, and oversees the compensation of the other members of Senior Management. In making compensation decisions, the Committee considers all of the following factors:

•	our financial and operational results;
•	our strategic goals and accomplishments;
•	alignment of compensation opportunities with the interests of our stockholders;
•	the performance and potential of our CEO and other members of Senior Management;
•	compensation paid by companies in our compensation peer group;
•	compensation data from available surveys of the oilfield services industry for executive officers with similar positions and with roles and responsibilities similar to our Senior Management;
•	market data and analysis and recommendations provided by any compensation consultant engaged by the Committee;

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

•	overall compensation paid to our CEO and members of Senior Management in previous years, including the value of equity-based compensation;
•	the recommendations of our CEO with respect to specific compensation matters, including changes in compensation for our Senior Management; and
•	the retention value of long-term compensation plans.

The Committee has the authority to retain compensation consultants, outside counsel, or other advisors to assist the Committee in the discharge of its duties. In any given year, the Committee bases its decision on whether to retain a compensation consultant on factors including prevailing market conditions, regulatory changes governing executive compensation, and the quality of any other relevant data that may be available. If a compensation consultant is engaged, the Chairman of the Committee maintains a direct line of communication with the consultant and arranges meetings with the consultant that may include other members of the Committee and/or the CEO and certain members of Senior Management. The Committee, and/or its Chairman, also periodically meets with the compensation consultant independently of management. Through this communication with the Chairman of the Committee, the consultant reports to, and acts at the direction of, the Committee. Although our CEO and certain members of Senior Management may receive the consultant’s reports and data, the Committee retains and exercises sole control and authority over the compensation consultant.

Role of CEO. Our CEO makes recommendations to the Committee with regard to salary, including any adjustments, and the annual and long-term incentives available to our Senior Management, excluding himself. His recommendations are based on factors such as his judgment and experience, available market data, and his evaluation of individual performance and contribution. In the Committee’s review of the changes in compensation recommended by the CEO, the Committee considers the CEO’s evaluations of and recommendations for each member of Senior Management as well as its own evaluations of Senior Management and the input and analysis of the Committee’s compensation consultant. In conjunction with our CEO, the Committee reviews the compensation of our Senior Management other than our CEO. Subsequently, the Committee, in executive session, establishes the compensation for our CEO.

Role of Compensation Consultant. During 2017 and 2018 the Committee retained the services of Pearl Meyer & Partners ("Pearl Meyer"), an independent provider of compensation consulting services, to assist the Committee in its review of our compensation programs and consideration of prospective changes. In August of 2019, the Committee retained the services of Meridian Compensation Partners (“Meridian”), a provider of executive compensation consulting and corporate governance services to over 700 major publicly traded and privately held corporations. Before engaging Meridian and Pearl Meyer, the Committee confirmed that neither entity had a business or personal relationship with any of our executive officers or any member of the Committee, and each had procedures in place to prevent conflicts of interest. Through July of 2019, Meridian was periodically engaged by us to provide consulting and support related to specific executive compensation projects; however, following the Committee’s retention of Meridian in August of 2019, Meridian no longer provides any services to us. The Committee discussed these considerations and concluded that there were no conflicts of interest with respect to the compensation consulting services provided by either Meridian or Pearl Meyer. The Committee continues to consider these matters, as they relate to Meridian, on an ongoing basis.

Peer Groups

In order to ensure the competitiveness of our compensation program, which is a critical factor in our ability to attract and retain high-caliber executive talent, the Committee reviews compensation paid by other companies in the oilfield services industry. For 2019, the Committee, with the assistance of Pearl Meyer, adopted separate peer groups for our evaluation of Senior Management compensation (our “compensation peer group”) and our relative TSR performance measure under our long-term incentive awards (our “performance peer group”). Each peer group is reviewed by the Committee on an annual basis to ensure that we maintain appropriate groups of comparator companies.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

The compensation peer group is used to determine market levels of the main elements of executive compensation: base salary, annual incentives, and long-term incentives. The compensation peer group is also used to gauge industry practices regarding the structure and mechanics of annual and long-term incentive plans. Criteria for selecting companies to be included in the compensation peer group include competition with us in terms of the customers we serve, our belief that we compete with them for talent, overall comparability in terms of size (revenue and market cap), and comparable geographic areas of operation.

In November of 2018, based on Pearl Meyer’s recommendation, the Committee adopted the following compensation peer group to be used for the purpose of making appropriate peer comparisons for the Committee’s evaluation of our 2018 compensation program and determination of changes to be made in 2019:

Compensation Peer Group Used to evaluate the competitiveness of executive compensation	• Archrock, Inc. • Basic Energy Services • C&J Energy Services • Flotek Industries • Forum Energy Technologies • Helix Energy Solutions Group • Key Energy Services	• Newpark Resources • Oil States International • Patterson-UTI Energy • Pioneer Energy Services • RPC Inc. • Superior Energy Services • Tidewater Inc.

Also in November of 2018, with the assistance of Pearl Meyer, the Committee developed a performance peer group to measure our relative total stockholder return (“RTSR”) under our long-term cash incentive awards. The performance peer group is comprised of companies that directly compete with us in terms of one or more of the products and services we offer or the customers we serve. The following performance peer group was adopted by the Committee early in 2019 in connection with their approval of the long-term cash incentive compensation awards for the performance period of January 1, 2019 through December 31, 2021:

Performance Peer Group Used to evaluate our RTSR under performance-based long-term cash incentive awards	• Archrock, Inc. • Basic Energy Services • C&J Energy Services • Flotek Industries • Forum Energy Technologies • Helix Energy Solutions Group • Key Energy Services • Natural Gas Services Group	• Newpark Resources • Oceaneering International • Oil States International • Select Energy Services • Superior Energy Services • Tidewater Inc. • USA Compression Partners

The Role of Market Data. Our Committee’s compensation consultant generally uses compensation data gathered from our compensation peer group as well as supplemental data from market surveys to benchmark our Senior Management compensation. Our review of this data typically focuses on the main elements of Senior Management compensation: base salary, annual incentive cash award opportunity, long-term compensation, and total direct compensation. Although we review both target compensation and actual compensation paid, our focus is on target compensation, including the target amount of annual cash award opportunities, as it provides the best indication of competitive compensation levels for our Senior Management.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

IV. COMPENSATION ELEMENTS

We strongly believe that Senior Management should be compensated with a package that includes, at a minimum, the following four elements:

Element	Purpose	Key Features	Changes for 2019
Base Salary	Fixed base pay to competitively compensate executives for their roles at TETRA

•  The Committee reviews relevant market data annually to ensure our salary program is competitive

•  Salary may be adjusted for performance, expansion of duties and responsibility, and changes in market salary levels

•  When considering salary adjustments, the Committee reviews corporate performance goals, individual performance and potential, and our CEO’s specific compensation recommendations (except with regard to his own salary)

• During 2019, most senior leaders received base compensation adjustments • Aggregate 2019 impact of salary increases for NEOs was $138,462
Annual cash incentives	Drive achievement of specific annual performance objectives

•  Target award opportunities are a percentage of base salary

•  A threshold, target, stretch, and over-achievement performance objective is established for each award opportunity

•  Majority (70 - 75%) of short-term incentive is tied to absolute financial measures

•  2019 measures: TTI Adjusted EBITDA, Division/Business Unit EBITDA, Division Safety, and Individual Performance Objectives (IPOs)

•  Actual payout can range from 0-200% of target

• Decreased IPO weight from 30% in the 2018 Cash Incentive Compensation Plan (CICP) to 25% in the 2019 CICP
Long-term cash and equity incentives	Encourage executives to create long-term value for stockholders

•  Granted as a combination of time-based restricted stock units (RSUs) and performance-based cash awards; mix provides increased retention value and rewards participants for both improved financial results and improved relative stock price performance

•  50% of 2019 LTI Award: Long-term Performance-based Cash

−  3-year performance period

−  Payout range of 0% - 200% of target

−  Performance based on pre-established metrics:

50% - Relative Total Stockholder Return (RTSR)

50% - Cash from Operations (CFO) per share

•  50% of 2019 LTI Award: TETRA Restricted Stock (RSUs)

−  Vests in installments over 3-year period

−  Ultimate value is dependent on stock price

−  RSUs provide full-value shares to our Senior Management, which is key to retention and aligning interests with our stockholders

• Increased the weight of the long-term performance-based cash portion of the LTI award from 40% in 2018 to 50% in 2019.
Employee benefits	Provide industry-standard benefits so executives can successfully execute their roles and maintain their well-being	• Benefit options offered to our executives are the same as other employees • Retirement plans include 401(k) and deferred compensation	No changes for 2019

Our utilization of each of these elements in our 2019 compensation program is discussed in detail below.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

Base Salary

In May of 2019, in connection with his promotion to the position of Chief Executive Officer, the Committee approved an increase in base salary for Mr. Murphy. Also in May of 2019, the Committee approved an increase in base salary for Mr. Sanderson in connection with an expansion of his responsibilities, and a salary adjustment for Mr. Wallace to bring his base pay closer to competitive alignment with our compensation peer group. Mr. Serrano did not receive a base salary adjustment during 2019. As further discussed below, the annual base salary of Mr. Brightman, our former CEO, was decreased when Mr. Murphy assumed the CEO position in May 2019. Mr. O’Brien, who was first employed by us in March 2019, did not receive a base pay adjustment. The table below shows the 2019 base salary of each of our NEOs, and the date that each base salary became effective.

Name	Title	Effective Date	Base Salary
Brady M. Murphy	President & Chief Executive Officer	May 3, 2019	$700,000
Elijio V. Serrano	Sr. Vice President & Chief Financial Officer	March 3, 2018	450,000
Matthew J. Sanderson	Sr. Vice President	May 11, 2019	415,000
Bass C. Wallace, Jr.	Sr. Vice President & General Counsel	May 11, 2019	385,000
Richard D. O'Brien	Vice President, Accounting	March 25, 2019	330,000
Stuart M. Brightman	Former Chief Executive Officer	May 3, 2019	250,000

Annual Cash Incentives

As part of its annual review of Senior Management compensation in December, the Committee reviews a preliminary estimate of the aggregate amount of annual cash incentive compensation to be awarded under our Cash Incentive Compensation Plan (CICP) based on the current year’s performance, and discusses the overall effectiveness of the plan in furthering our compensation philosophy.

The following table sets forth the cash award opportunities for the 2019 plan year, shown as a percentage of annual base salary, for our CEO and each of our other NEOs. As an example, as shown below, Mr. Murphy’s target award opportunity is 100% of his base salary; therefore, his threshold award opportunity, which is 30% of his target award opportunity, is 30% of his base salary.

	Threshold % of Base Salary (30% of Target Award)	Target Award as % of Base Salary	Stretch % of Base Salary (150% of Target Award)	Over-Achievement % of Base Salary (200% of Target Award)
Brady M. Murphy	30.0%	100.0%	150.0%	200.0%
Elijio V. Serrano	24.0%	80.0%	120.0%	160.0%
Matthew J. Sanderson	21.0%	70.0%	105.0%	140.0%
Bass C. Wallace, Jr.	18.0%	60.0%	90.0%	120.0%
Richard D. O'Brien	15.0%	50.0%	75.0%	100.0%
Stuart M. Brightman(1)	36.0%	120.0%	180.0%	240.0%
(1)	Mr. Brightman’s target annual cash incentive award was prorated for the portion of 2019 during which he served as our CEO.

The following table sets forth the performance measures approved by the Committee for each of our NEOs for the 2019 plan year under the CICP, and the business consideration underlying each performance measure. Mr. Sanderson’s scope of responsibility includes portions of our Completion Fluids & Products Division, our Water & Flowback Services Division, and certain international operations within our Compression Division; the Division Adjusted EBITDA performance measure for Mr. Sanderson includes these portions of our businesses.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

Performance Measure	Business Consideration
TETRA Adjusted EBITDA, excluding the results of CCLP and including cash distributions received from CCLP, including the impact of acquisitions and divestitures

The TETRA Adjusted EBITDA performance measure ensures focus on the financial outcome of day-to-day and long-term operating decisions that impact the overall profitability of our businesses, including:

•    Ensuring that day-to-day spending is tightly managed and aligned with our annual operating budget, and that operational plans and projects (including acquisitions) are quickly integrated in order to maximize efficiencies.

•    Prioritizing projects across the organization to elevate focus on those that have the greatest potential return on investment.

•    Driving cross-functional alignment among product lines and geographies to capture incremental improvements in productivity.

Division Adjusted EBITDA

Senior Management impact line-of-sight Division Adjusted EBITDA by:

•   Ensuring differentiation of service quality and depth of service, which position us to manage pricing through market cycles and pursue and maintain relationships with the most profitable customers.

•   Driving reductions in our cost to deliver services, through robust cost controls, automation, and new technologies.

•   Managing external relationships, including strong marketing efforts to spearhead our introduction to new geographies and customers.

•   Fostering innovation to develop new products and technologies that expand our customer base.

•   Supporting integration of our service offerings, to broaden the scope of products and services we offer to new and existing customers.

Safety	Safety impacts our bottom line and retention of our customers, but more importantly, maintaining safe operations protects the health and well-being of our employees.
Individual Performance Objectives (“IPOs”)

IPOs provide an opportunity for each NEO to earn incentive compensation based on their personal or team performance compared to established target objectives approved by the Committee at the beginning of the plan year. We believe that IPOs are a critical component of the plan structure, as they drive performance related to specific strategic objectives and line-of-sight goals.

Under the annual CICP awards for 2019, actual results for the TETRA Adjusted EBITDA and Division Adjusted EBITDA performance measures had to reach a minimum threshold level of 80% of the established target performance objective for any portion of awards based on those measures to be earned. A threshold payment level of 30% corresponds to the threshold performance level of each established performance objective; for actual results that fall between threshold and target, straight line interpolation is used to determine the earned amount of the award.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

The following table shows the target performance objective and actual 2019 result for each performance measure applicable to our NEOs, as well as the IPOs that were reviewed and approved by the Committee for each of our NEOs for the 2019 plan year.

Performance Measure	Target Performance Objective			Result of 2019 Performance Period
TTI Adjusted EBITDA	$76.6 million			$67.7 million
Division Adjusted EBITDA	$83.1 million			$73.1 million
Corporate Safety, TRIR and CVIR(1) improvement	Meaningful improvement over 2018 results			Attained
Division Safety, TRIR and CVIR(1) improvement	Meaningful improvement over 2018 results			Attained
IPOs	NEO to Which Each IPO Applies						Result of 2019 Performance Period
	Mr. Murphy	Mr. Serrano	Mr. Sanderson	Mr. Wallace	Mr. O’Brien	Mr. Brightman
Implement a comprehensive driving safety plan that results in a step change in driving safety	X		X			X	Met Expectations
Evolve our Water Management strategy beyond integrated offering to address sourcing, mid-stream and produced water	X		X			X	Met Expectations
Develop strategies to optimize business line portfolio	X	X	X			X	Met Expectations
Implement a comprehensive mid-management development and succession plan for key employees	X	X	X	X	X	X	Met Expectations
Manage corporate G&A expense in each major functional area	X	X		X	X		Met Expectations(2)
(1)	Total Recordable Incident Rate and Chargeable Vehicle Incident Rate.
(2)	Messrs. Murphy and Serrano met expectations, Messrs. Wallace and O’Brien partially met expectations.

The following tables show the weight of each performance measure, the percentage of the award deemed to have been earned based on 2019 results and the performance criteria discussed above, and the amount of the award opportunity earned related to each performance measure.

	Target Amount of Award Opportunity	Weight of Metric	% of Target Earned	Weighted % Earned	Amount of Award Earned
Brady M. Murphy	$700,000
TTI Adjusted EBITDA		70.0%	59.7%	41.8%	$292,670
Safety		5.0%	100.0%	5.0%	35,000
IPOs		25.0%	100.0%	25.0%	175,000
		100.0%		71.8%	$502,670

	Target Amount of Award Opportunity	Weight of Metric	% of Target Earned	Weighted % Earned	Amount of Award Earned
Elijio V. Serrano	$360,000
TTI Adjusted EBITDA		70.0%	59.7%	41.8%	$150,516
Safety		5.0%	100.0%	5.0%	18,000
IPOs		25.0%	100.0%	25.0%	90,000
		100.0%		71.8%	$258,516

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

	Target Amount of Award Opportunity	Weight of Metric	% of Target Earned	Weighted % Earned	Amount of Award Earned
Matthew J. Sanderson	$290,500
TTI Adjusted EBITDA		25.0%	59.7%	14.9%	$43,372
Division Adjusted EBITDA		50.0%	58.1%	29.1%	84,448
Safety		5.0%	100.0%	5.0%	14,525
IPOs		20.0%	100.0%	20.0%	58,100
		100.0%		69.0%	$200,445

	Target Amount of Award Opportunity	Weight of Metric	% of Target Earned	Weighted % Earned	Amount of Award Earned
Bass C. Wallace, Jr.	$231,000
TTI Adjusted EBITDA		70.0%	59.7%	41.8%	$96,581
Safety		5.0%	100.0%	5.0%	11,550
IPOs		25.0%	90.0%	22.5%	51,975
		100.0%		69.3%	$160,106

	Target Amount of Award Opportunity	Weight of Metric	% of Target Earned	Weighted % Earned	Amount of Award Earned
Richard D. O'Brien(1)	$127,050
TTI Adjusted EBITDA		70.0%	59.7%	41.8%	$53,120
Safety		5.0%	100.0%	5.0%	6,353
IPOs		25.0%	95.0%	23.8%	30,174
		100.0%		70.6%	$89,646
(1)	Mr. O’Brien’s 2019 target award opportunity was prorated from his date of hire through December 31, 2019.

	Target Amount of Award Opportunity	Weight of Metric	% of Target Earned	Weighted % Earned	Amount of Award Earned
Stuart M. Brightman(1)	$280,767
TTI Adjusted EBITDA		70.0%	59.7%	41.8%	$117,389
Safety		5.0%	100.0%	5.0%	14,038
IPOs		25.0%	100.0%	25.0%	70,192
		100.0%		71.8%	$201,619
(1)	Mr. Brightman’s 2019 target award opportunity was 120% of his base salary in effect from January 1, 2019 through May 3, 2019.

Long-Term Incentives

2019 Awards of Long-Term Incentives

While the Committee does consider our compensation peer group’s practices in establishing equity incentive opportunities, it does not specifically benchmark the value of equity awards relative to that peer group or any survey data. The Committee annually reviews the equity compensation practices of the members of our compensation peer group in order to gain a general impression of the proportionate share of equity award value and the magnitude of equity awards in the total compensation packages offered by these companies.

The following table summarizes the 2019 awards of long-term incentives, including the special awards of long-term incentives discussed below, to each of our NEOs.

	TETRA Restricted Stock Units(1)	Long-Term Performance- Based Cash	Total Long-Term Award Value(1)
Brady M. Murphy	$1,750,000	$1,750,000	$3,500,000
Elijio V. Serrano	$475,000	$475,000	$950,000
Matthew J. Sanderson	$350,000	$250,000	$600,000
Bass C. Wallace, Jr.	$350,000	$250,000	$600,000
Richard O'Brien	$415,000	$165,000	$580,000
Stuart M. Brightman	$155,556	$155,556	$311,112
(1)

The values of TETRA Restricted Units and the Total Long-Term Award Values in the table above reflect the values targeted by the Committee when granting these awards. For actual grant date values of TETRA Restricted Units awarded, refer to the Summary Compensation Table.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

The Committee approved annual awards of TETRA restricted stock units under the TETRA 2018 Equity Incentive Compensation Plan to each of our NEOs except Mr. O’Brien on February 21, 2019. One-third of the restricted stock units vest on the first anniversary of the grant date, and a one-sixth portion of the restricted stock units vests every six months thereafter. The Committee approved an annual award of restricted stock units to Mr. O’Brien under the TETRA 2018 Equity Incentive Compensation Plan upon his employment with us on March 26, 2019. One-third of such restricted stock units vest on the first anniversary of the grant date, and a one-sixth portion of the restricted stock units vests every six months thereafter.

Also in February 2019, the Committee established performance measures and performance objectives applicable to the long-term, performance-based cash portions of the LTI awards granted to our NEOs. Such awards were granted under the Cash Incentive Compensation Plan for the three-year performance period ending on December 31, 2021. The performance measures and the relative weights of each such performance measure for these long-term cash incentive awards are:

•	TETRA's three-year cumulative cash from operations (CFO) per share for the period ending December 31, 2021, weighted 50%; and
•	total stockholder return relative to our performance peer group for the three-year period ending December 31, 2021, weighted 50%.

On an annual basis, with the assistance of its compensation consultant, the Committee develops a performance peer group that is used only to measure our RTSR under our long-term cash incentive awards. The performance peer group is comprised of companies that directly compete with us in terms of one or more of the products and services we offer or the customers and geographies we serve. The following performance peer group was adopted by the Committee in connection with their approval of the long-term cash incentive compensation awards for the performance period of January 1, 2019 through December 31, 2021:

Performance Peer Group Used to evaluate our RTSR under performance-based long-term incentive awards	• Archrock, Inc. • Basic Energy Services • C&J Energy Services • Flotek Industries • Forum Energy Technologies • Helix Energy Solutions Group • Key Energy Services • Natural Gas Services Group	• Newpark Resources • Oceaneering International • Oil States International • Select Energy Services • Superior Energy Services • Tidewater Inc. • USA Compression Partners

For each performance measure, a threshold, target, and stretch performance objective has been established by the Committee. The amount of the award that may be earned by a participant at the end of the three-year performance period will be based on our attainment of these performance objectives, subject to the discretion of the Committee.

Special Awards of Long-Term Incentives

On March 26, 2019, as a material inducement to his employment with us, the Committee granted to Mr. O’Brien an award of 102,902 restricted stock units with an aggregate grant date fair value of $242,849 under the TETRA 2018 Equity Incentive Compensation Plan. Sixty percent (60%) of such restricted stock units will vest on the first anniversary of the grant date of the award, and forty percent (40%) of the restricted stock units will vest on the second anniversary of the grant date of the award, contingent upon Mr. O’Brien’s continued employment with us on each anniversary date.

On May 2, 2019, in connection with his promotion to the position of Chief Executive Officer, the Committee granted to Mr. Murphy a long-term incentive award consisting of the following components:

•

407,415 restricted stock units with an aggregate grant date value of $896,313 under the TETRA 2018 Equity Incentive Compensation Plan. All of the restricted stock units granted under this award will cliff vest on the third anniversary of the grant date, providing a significant incentive for Mr. Murphy to remain in our service.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

•

A long-term, performance-based cash award of $1,000,000, granted under our Cash Incentive Compensation Plan for the three-year performance period ending on December 31, 2021. The sole performance measure for this long-term cash incentive award is RONCE (EBIT), determined on an annual basis, with payment of any earned amounts deferred until March of 2022. Our RONCE (EBIT) performance measure is defined as earnings before interest and tax (EBIT), divided by the average of current year and last year net capital employed. Net capital employed is defined as total assets minus cash, minus current liabilities, plus current debt. The Committee determined to utilize the RONCE (EBIT) performance measure for this long-term cash award in order to focus our incoming CEO on creation of sustainable stockholder value.

By granting this award, the Committee desired to bring Mr. Murphy’s total long-term incentive value for 2019 (including the 2019 LTI award he received prior to his promotion and this promotional award), into better alignment with the values of long-term awards granted to CEOs of the companies that constitute our compensation peer group for 2019.

Also on May 2, 2019, the Committee granted special awards of 40,742 restricted stock units with aggregate grant date values of $89,632 to each of Messrs. Sanderson and Wallace, in recognition of their contributions and to better ensure the parity of compensation opportunities for members of Senior Management who exceed established business objectives and drive our strategic growth. All of the restricted stock units granted as part of these special awards will cliff vest on the third anniversary of their date of grant, providing significant incentives for Messrs. Sanderson and Wallace to remain in our service.

Payment of Long-Term Performance-Based Cash Incentives Granted in 2017

In February of 2017, the Committee established performance measures and performance objectives applicable to long-term cash incentive awards granted to certain of our NEOs under the Cash Incentive Compensation Plan for the three-year performance period ending on December 31, 2019. The performance measures for these long-term incentive awards, and the weight of each performance measure in the determination of payouts under the awards were:

•	TETRA’s three-year cumulative free cash flow for the period ended December 31, 2019, weighted 50%; and
•	total stockholder return relative to our performance peer group for the three-year period ending December 31, 2019, weighted 50%.

The following performance peer group was adopted by the Committee early in 2017 in connection with their approval of the long-term cash incentive compensation awards for the performance period of January 1, 2017 through December 31, 2019:

Performance Peer Group Used to evaluate our RTSR under performance-based long-term incentive awards	• Archrock, Inc. • Flotek Industries • Forum Energy Technologies • Frank’s International • Helix Energy Solutions Group • Newpark Resources • Oil States International	• Patterson-UTI Energy • Parker Drilling Co. • Pioneer Energy Services • RPC Inc. • Superior Energy Services • Tidewater Inc.

For each performance measure, a threshold, target, stretch, and over achievement performance objective was established by the Committee. Messrs. Murphy and O’Brien, who were not employed by us at the time the 2017 awards were granted, did not receive long-term performance-based cash incentive awards in 2017.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

The following table provides the specific performance objective established by the Committee for each of the performance measures and the portion of the target amount of the total award that would be earned at each level of performance:

Performance & Payout Levels – 2017 Long-Term Performance-Based Cash Incentives
Performance Level	TSR v. Peer Group	Portion of Target Award Vested	3-Year Cumulative Free Cash Flow	Portion of Target Award Vested	Aggregate Award Opportunity
Below Threshold	below 25th %tile	—%	below $80.0 million	—%	—%
Threshold	25th %tile	10%	$84.0 million	10%	20%
Target	50th %tile	50%	$120.0 million	50%	100%
Stretch	75th %tile	100%	$180.0 million	100%	200%

Based on an analysis of our results for the performance period ended December 31, 2019, the Committee determined that our total stockholder return placed us at the 53.6th percentile of the applicable peer group, between the target and stretch performance levels. While recognizing that our total stockholder return for the performance period was negative, the Committee noted that no company in the peer group had achieved a positive total stockholder return for the performance period, and our ability to outperform many of our peers in an extremely challenging market merited payment of 57.2% of the target value of the award.

For long-term cash incentive awards granted in 2020, a cap of 100% of the target award amount will be imposed on payment of awards based on relative TSR when our absolute TSR over the 3-year performance period is negative. The Committee believes that this change promotes better alignment with the financial outcomes experienced by our long-term stockholders.

2017 Peer Group TSR Results

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

The Committee further determined that our three-year cumulative free cash flow for the performance period did not reach the required threshold level of performance. Accordingly, the Committee has approved payment of the following earned portions, based on relative TSR performance, of the 2017 long-term, performance-based cash awards to the following NEOs who received such awards:

2017 Earned Award Opportunities - Long-Term Cash Incentive Compensation Plan
	Target Value of 2017 Long-Term Performance-Based Award	Amount Earned as of December 31, 2019	% of Target Earned
Elijio V. Serrano	$380,000	$217,170	57.2%
Matthew J. Sanderson	180,000	102,870	57.2%
Bass C. Wallace, Jr.	185,400	105,956	57.2%
Stuart M. Brightman	1,000,000	571,500	57.2%

Retirement, Health, and Welfare Benefits

We offer a variety of health and welfare benefits to all eligible employees. Members of Senior Management are generally eligible for the same benefit programs on the same basis as the broad-base of our employees. Our health and welfare programs are intended to protect employees against catastrophic loss and to encourage a healthy lifestyle. These health and welfare programs include medical, wellness, pharmacy, dental, life insurance, short-term and long-term disability insurance, and insurance against accidental death and disability.

401(k) Plan. We offer a 401(k) program that is intended to supplement a participant’s personal savings and social security benefits. Under our 401(k) Retirement Plan (the “401(k) Plan”), eligible employees may contribute on a pretax basis up to 70% of their compensation, subject to an annual maximum dollar amount established under the Code. We generally make a matching contribution under the 401(k) Plan equal to 50% of the first 8% of annual compensation the participant contributes to the 401(k) Plan. As of December 31, 2019, approximately 92% of all eligible employees were participating in the 401(k) Plan. All employees (other than nonresident aliens) who have reached the age of eighteen are eligible to participate in the 401(K) Plan beginning on the first day of the month following their completion of 30 days of service with us.

Nonqualified Deferred Compensation Plan. We provide our Senior Management, directors, and certain other key employees with the opportunity to participate in the Executive Nonqualified Excess Plan, an unfunded, deferred compensation program. There were 19 participants in the program at December 31, 2019. Under the program, participants may defer a specified portion of their annual total cash compensation, including salary and performance-based cash incentive, subject to certain established minimums. The amounts deferred may increase or decrease depending on the deemed investment elections selected by the participant from among various hypothetical investment election options. Deferral contributions and earnings credited to such contributions are 100% vested and may be distributed in cash at a time selected by the participant and irrevocably designated on the participant’s deferral form. In-service distributions may not be withdrawn until two years following the participant’s initial enrollment. Notwithstanding the participant’s deferral election, the participant will receive distribution of his deferral account if the participant becomes disabled or dies, or upon a change in control.

CEO Pay Ratio

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, requires us to disclose the annual total compensation of Mr. Murphy, our CEO, and our median employee, as well as the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Summary Compensation Table). During 2019, Mr. Brightman served as our CEO through May 3, 2019, and Mr. Murphy served as our CEO for the remainder of 2019. For the purpose of this disclosure, we have annualized the compensation of Mr. Murphy, who served in the CEO position on December 31, 2019, the identification date for determining our median employee:

•Median employee’s total compensation	$ 80,756
•Mr. Murphy’s total annual compensation	$ 2,911,731(1)
•Ratio of CEO to median employee compensation	36.1 : 1
(1)	This amount differs from Mr. Murphy’s 2019 compensation as disclosed in the Summary Compensation Table in that it has been annualized in accordance with Instruction 10 of Regulation S-K 402(u).

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

We used a consistently applied compensation measure to identify the median of the annual total compensation of all of our employees, and to determine the annual total compensation of our CEO. To make them comparable, salaries for newly hired employees who had worked less than a year were annualized, and the target annual bonus amount was applied to their total compensation measure. To identify the median of the annual total compensation of all employees and the median employee’s compensation, we took the following steps:

•	We determined that our employee population as of December 31, 2019 consisted of 2,605 full- and part-time employees located in 14 countries (we do not have temporary or seasonal workers).
•	We selected December 31, 2019 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic matter.
•

For our international employees paid in their local currency, we converted each such employee’s total annual compensation as of December 31, 2019 to U.S. dollars; however, we did not make any cost of living adjustment with respect to any of our U.S. or international employees.

The CEO pay ratio reported above is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure. Due to estimates, assumptions, and adjustments, as well as significantly varying workforce structures, CEO pay ratios reported by other companies are not likely to be comparable to our CEO pay ratio.

Perquisites

Perquisites (“perks”) are not a material component of our executive compensation. In general, NEOs are not compensated for and do not receive reimbursements for the private use of country clubs, meals, airline and travel costs other than those costs allowed for all employees, or for tickets to sporting events or entertainment events, unless such tickets are used for business purposes. Further, our NEOs do not receive compensation or reimbursements for hunting and fishing camp costs or home security expenses. During 2019, no NEO received any compensation for or reimbursement of any of the foregoing costs or expenses incurred for non-business purposes.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

Clawback Policy

In 2018, the Committee adopted the Executive Incentive Compensation Recoupment Policy, or Clawback Policy.  This policy covers recoupment of certain incentive compensation paid to certain of our officers, including each of our NEOs.  Incentive compensation includes any performance bonuses or incentive awards, including short and long-term incentive bonuses (in cash or otherwise) and all forms of equity-based awards that are granted, earned or vested under any TETRA plan, arrangement or agreement based wholly or in part on the attainment of a financial reporting measure.  The policy provides a mechanism to recoup incentive compensation in the event we are required to prepare a restatement of our previously issued financial statements to correct one or more errors that are material to those financial statements (other than to comply with changes in applicable accounting principles or to reflect retrospective reclassification or adjustment in accordance with applicable SEC rules and regulations) due to our material noncompliance with any financial requirement under the federal securities laws or in the event that our board concludes that a covered officer engaged in misconduct that caused significant financial or reputational harm to us but did not cause the need for a restatement of our financial statements.

Severance Plan and Termination Payments

With the exception of the Transition Agreement with Mr. Brightman, the offer of employment to Mr. O’Brien, and the Change of Control Agreements described below, we do not have a defined severance plan for, or any agreement with, any Named Executive Officer that would require us to make any termination payments.

Transition Agreement with Mr. Brightman. On May 8, 2019, but effective May 3, 2019, in connection with Mr. Brightman’s resignation from the CEO position, we entered into a Transition Agreement (the “Agreement”) with Mr. Brightman. The Agreement extends Mr. Brightman’s employment with us, in a non-executive capacity, from May 3, 2019 through May 3, 2024 (the “Transition Period”), subject to earlier termination in accordance with the terms of the Agreement. During the Transition Period, Mr. Brightman will serve in such positions as our Chief Executive Officer and/or Board of Directors may determine. During the Transition Period, Mr. Brightman will receive an annualized base salary of $250,000. Mr. Brightman will no longer be entitled to receive any new annual or long-term bonus awards. With respect to the outstanding annual cash incentive award for 2019, Mr. Brightman is eligible to receive, subject to the terms of the Agreement, a prorated award payment to the extent the applicable performance objectives are met, provided that any applicable individual performance goals will be deemed to have been 100% satisfied. Subject to the terms of the Agreement, Mr. Brightman will also be eligible to receive the full amount of any award payment for the outstanding long-term cash incentive awards to the extent the applicable performance objectives are met. Mr. Brightman’s unvested stock options, restricted stock, restricted stock units and stock appreciation rights outstanding on the date of the Agreement will continue to vest during the Transition Period pursuant to the vesting schedule in the applicable award agreement.

Mr. Brightman’s employment shall automatically terminate upon his death and may be terminated by us in the event of his “Disability,” as defined in the Agreement, during the Transition Period. In addition, Mr. Brightman may terminate his employment with us for “Good Reason,” as defined in the Agreement, or for any other reason upon ten (10) days’ advance written notice (a “Voluntary Termination”). Mr. Brightman’s employment will be deemed to be automatically terminated upon (i) his commencement of employment with any third party or (ii) unless otherwise agreed by the Chairman of the Board, his provision of consulting services to any third party under certain circumstances (a “Reemployment Termination”).

The Agreement also provides that Mr. Brightman’s employment may be terminated by us for “Cause,” as defined in the Agreement. “Cause” includes Mr. Brightman’s breach of the confidentiality, non-disparagement and non-solicitation covenants contained in the Agreement or his engagement in “Competitive Activities.” The Agreement defines “Competitive Activities” as, directly or indirectly, becoming the owner or employee of, or otherwise providing services as a director, consultant or independent contractor to any “Competing Business,” as specified in the Agreement, in any state in which we or our affiliated companies are conducting business.

Subject to the provisions of the Agreement, if Mr. Brightman’s employment terminates as a result of his death, if we terminate Mr. Brightman’s employment as a result of his Disability or other than for Cause, or if Mr. Brightman terminates his employment for Good Reason, then (i) we will continue to pay his base salary through the end of the Transition Period in accordance with normal payroll practices; (ii) we will pay an amount equal to any annual cash incentive award and long-term cash incentive award that would have been payable pursuant to the terms of the Agreement at the time any such payment is payable; (iii) to the extent not vested, all outstanding equity awards will become fully vested, (iv) all outstanding vested stock options will continue to be exercisable until the first to occur of

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

the original expiration date of the applicable stock option or any accelerated expiration date, other than any acceleration solely as a result of the termination of Mr. Brightman’s employment, and (v) Mr. Brightman and his eligible dependents shall continue to be eligible to participate in our welfare benefit plans pursuant to the terms of such plans or pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and we will waive, pay or reimburse Mr. Brightman for any premium or contribution required to continue such COBRA coverage (the foregoing being referred to as the “Full Severance Benefits”).

Subject to the provisions of the Agreement, if Mr. Brightman’s employment terminates as a result of a Voluntary Resignation or by reason of a Reemployment Termination that does not involve Mr. Brightman engaging in Competitive Activities, then (i) we will pay an amount equal to any annual cash incentive award and long-term cash incentive award that would have been payable pursuant to the terms of the Agreement at the time any such payment is payable; (ii) to the extent not already vested, all outstanding equity awards shall continue to vest pursuant to the vesting schedule in the applicable award agreement, and (iii) all outstanding vested stock options will continue to be exercisable until the first to occur of the original expiration date of the applicable stock option or any accelerated expiration date, other than any acceleration solely as a result of the termination of Mr. Brightman’s employment.  The payments and benefits described above, being referred to as the “Limited Severance Benefits” and together with the Full Severance Benefits are collectively referred to as the “Severance Benefits.”

The payment or provision of any Severance Benefits pursuant to the Agreement will be conditioned upon Mr. Brightman’s execution and delivery to the Company of a release agreement and the expiration of any revocation period applicable to such release.  If Mr. Brightman does not satisfy such condition, he will not be entitled to any of the Severance Benefits provided for in the Agreement.

If we terminate Mr. Brightman’s employment for Cause, Mr. Brightman will only be entitled to receive payment of his base salary through the date of termination, and Mr. Brightman will not be entitled to receive any of the compensation or benefits provided in the Agreement and the exercise period of Mr. Brightman’s vested stock options shall not be extended and shall remain exercisable only for the applicable period following such termination as set forth in the respective plan and option agreement.

Offer of Employment to Mr. O’Brien. On January 11, 2019, in connection with our initial offer of employment to Mr. O’Brien, we agreed that upon Mr. O’Brien’s termination by us other than for cause prior to the second anniversary date of his employment with us, Mr. O’Brien would receive (i) accelerated vesting of his inducement award of restricted stock units; (ii) a cash payment equal to six months of his base salary plus a prorated portion of the target amount of his annual Cash Incentive Compensation Plan bonus for the year in which he is terminated, both payable within 30 days following his termination; and (iii) continued eligibility to participate in our welfare benefit plans pursuant to the terms of such plans or pursuant to COBRA, and payment or reimbursement for any premium or contribution required to continue such COBRA coverage for a period of six months.

Employment Agreements

We have previously entered into employment agreements with Messrs. Murphy, Serrano, Sanderson, Wallace, O’Brien, and Brightman that are substantially identical to the form of agreement executed by all of our employees. Each agreement evidences the at-will nature of employment and does not guarantee the term of employment, which is entirely at the discretion of the Board of Directors, or otherwise set forth the salary and other compensation of the NEOs, which is established in accordance with the procedures described above.

Double Trigger Change of Control Agreements

We have entered into change of control agreements ("COC Agreements") with each of our current NEOs and certain other members of our Senior Management. Each COC Agreement has an initial two-year term, with an automatic one-year extension on the second anniversary of the effective date (or any anniversary date thereafter) unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the COC Agreements, we have an obligation to provide certain benefits to each NEO upon a qualifying termination event that occurs in connection with or within two years following a “change of control” of TETRA. A qualifying termination event under the COC Agreements includes termination of the NEO’s employment by us other than for Cause (as that term is defined in the COC Agreements) or termination by the NEO for Good Reason (as that term is defined in the COC Agreements). For an overview of the specific terms and conditions of the NEOs' COC Agreements, please read the section titled "Potential Payments upon a Change of Control or Termination" below.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

Indemnification Agreements

Each of our current directors and NEOs has executed an indemnification agreement that provides that we will indemnify these directors and officers to the fullest extent permitted by our Restated Certificate of Incorporation, Amended and Restated Bylaws and applicable law. The indemnification agreement also provides that our directors and officers will be entitled to the advancement of fees as permitted by applicable law, and sets out the procedures required for determining entitlement to and obtaining indemnification and expense advancement. In addition, our charter documents provide that each of our directors and officers and any person serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise is indemnified to the fullest extent permitted by law in connection with any threatened, pending, or completed action, suit, or proceeding (including civil, criminal, administrative, or investigative proceedings) arising out of or in connection with his or her services to us or to another corporation, partnership, joint venture, trust, or other enterprise, at our request. We purchase and maintain insurance on behalf of any person who is a director or officer of the aforementioned corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as an officer or director. In addition, Messrs. Murphy, Serrano, and Wallace, in their capacities as directors and/or executive officers of CSI Compressco LP, have executed indemnification agreements with CSI Compressco LP that are substantially similar to the indemnification agreements executed by each of them in connection with their services to us.

Stock Ownership Guidelines

Our Board of Directors has adopted a policy regarding stock ownership guidelines for our directors and executive officers. The stock ownership guidelines provided under the policy are intended to align the interests of our directors and executive officers with the interests of our stockholders. Under this policy, our executive officers must hold shares of our common stock equal to a multiple, based upon position, of their base salary. In addition, ownership of the common units of CSI Compressco LP counts toward fulfillment of the ownership requirement. The multiples applicable to our executive officers are as follows: Chief Executive Officer, five-times base salary; Chief Operating Officer and Chief Financial Officer, two-times base salary; and, Senior Vice Presidents and Vice Presidents, one-times base salary. Newly elected officers have five years from the date of appointment to achieve compliance with the policy.

As of the date of this report, subject to the transition period described above, all officers and directors are in compliance with the policy.

Tax and Accounting Implications of Executive Compensation

Under Section 162(m) of the Code, publicly-held corporations generally may not take a tax deduction for compensation paid in excess of $1,000,000 in a year with respect to the corporation’s chief executive officer and other named executive officers. The former exception to this $1,000,000 limitation for performance-based compensation was repealed by the Tax Cuts and Jobs Act of 2017.

We may from time-to-time pay compensation to our executive officers that may not be deductible, including payments made under our Cash Incentive Compensation Plan, discretionary bonuses, and other types of compensation outside of our plans. Although tax deductibility is one of the factors we consider in the design of our compensation plans and programs, we believe that our interests are best served by providing competitive compensation opportunities to our NEOs and other members of Senior Management, even if that results in the non-deductibility of certain amounts under the Code.

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COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

Changes for Fiscal Year 2020

Changes to the Structure of Long-Term Incentive Awards

As further discussed above with regard to annual long-term incentive awards, target 2020 long-term incentive awards for our NEOs in corporate positions consisted of 30% of restricted stock units (RSUs) that vest ratably over a period of three years and may be settled in cash or shares of TETRA’s common stock at the discretion of the Committee, 20% of CSI Compressco phantom units that vest ratably over a period of three years, and 50% of long-term, performance-based cash, divided equally between the relative TSR and RONCE (EBIT) performance measures. Target 2020 long-term incentive awards for our NEOs in an operational position consisted 50% of restricted stock units (RSUs) that vest ratably over a period of three years and may be settled in cash or shares of TETRA’s common stock at the discretion of the Committee, and 50% of long-term, performance-based cash, divided equally between the relative TSR and RONCE (EBIT) performance measures.

The Committee determined to utilize the RONCE (EBIT) performance measure for our 2020 long-term cash awards (in place of the cash from operations per share performance measure utilized in 2019) in order to focus our NEOs and Senior Management on creation of sustainable stockholder value.

In addition, for long-term cash incentive awards granted in 2020, a cap of 100% of the target award amount will be imposed on payment of awards based on relative TSR when our absolute TSR over the 3-year performance period is negative. The Committee believes that this change promotes better alignment with the financial outcomes experienced by our long-term stockholders.

2020 Proxy Statement	TETRA Technologies, Inc. I 59

COMPENSATION COMMITTEE REPORT

The Compensation Committee met five times during the year ended December 31, 2019. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon the review and discussions described above, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to stockholders.

Submitted by the Compensation Committee of the Board of Directors,

Thomas R. Bates, Jr., Chairman

John F. Glick

Joseph C. Winkler III

This report of the Compensation Committee shall not be deemed “soliciting material” or be “filed” with the SEC subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

60 I TETRA Technologies, Inc.	2020 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation

The following table sets forth the compensation earned by (i) our Chief Executive Officer (“Principal Executive Officer”), (ii) our Chief Financial Officer (“Principal Financial Officer”), (iii) each of our other three most highly compensated executive officers, and (iv) our former Chief Executive Officer, who served as the Principal Executive Officer for a portion of 2019 (each a “Named Executive Officer”), for the fiscal year ended December 31, 2019.

Summary Compensation Table

Name and Principal		Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)
Brady M. Murphy (5)	2019	$642,154	$-	$1,703,461	$-	$502,670	$5,600	$2,853,885
President & CEO	2018	467,308	382,159	1,778,896	-	282,841	9,357	2,920,561
Elijio V. Serrano	2019	$450,000	$-	$511,193	$-	$475,686	$8,400	$1,445,279
Sr. Vice President & CFO	2018	442,613	-	893,862	194,155	316,599	8,250	1,855,479
	2017	399,084	-	285,000	285,000	439,933	877	1,409,894
Matthew J. Sanderson	2019	$405,385	$-	$358,682	$-	$303,315	$8,400	$1,075,782
Sr. Vice President	2018	384,231	-	203,152	102,186	146,788	8,112	844,469
	2017	357,231	-	135,002	135,001	205,934	97,049	930,217
Bass C. Wallace, Jr.	2019	$371,538	$-	$358,682	$-	$266,062	$9,500	$1,005,782
Sr. Vice President &	2018	334,519	-	203,152	102,186	157,387	7,930	805,174
General Counsel	2017	314,621	-	139,052	139,050	245,583	-	838,306
Richard D. O'Brien (6)	2019	$243,692	$205,577	$403,130	$-	$89,646	$7,463	$949,508
VP Finance & Global Controller
Stuart M. Brightman (7)	2019	$412,692	$-	$152,874	$-	$773,119	$8,400	$1,347,085
Former CEO	2018	685,577	-	1,137,641	572,241	675,899	8,250	3,079,608
	2017	606,008	-	750,004	638,827	1,047,643	-	3,042,482

(1)	Includes amounts earned but deferred pursuant to the Executive Nonqualified Excess Plan.
(2)

The amounts included in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of awards granted during the fiscal years ended December 31, 2019, 2018, and 2017, in accordance with FASB ASC Topic 718. A discussion of the assumptions used in valuation of option awards granted under the TETRA equity plans may be found in “Note 14 - Equity-Based Compensation” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 16, 2020. Stock appreciation rights (“SARs”) granted to Mr. Brightman in 2018 and 2017 are valued using the Black Scholes option valuation model and such fair value is recognized based on the portion of the requisite service period satisfied as of each valuation date. Assumptions used in the valuation of the stock appreciation rights include: for 2018, expected stock price volatility of 57%, expected life of SARs of 4.5 years, and a risk free interest rate of 2.6%; and, for 2017, expected stock price volatility of 63.2%, expected life of SARs of 9.1 years, and a risk free interest rate of 2.37%.

(3)

For Messrs. Serrano, Sanderson, Wallace, and Brightman, amounts shown in the “Non-Equity Incentive Plan Compensation” column for 2019 reflect the sum of the annual cash incentive earned for 2019 performance, and the long-term performance-based cash incentive earned for the three-year performance period ended December 31, 2019 under our Cash Incentive Compensation Plan. For Messrs. Murphy and O’Brien, the amount shown for 2019 is the amount of the annual cash incentive award earned for 2019 performance.

(4)

For 2019, the amounts reflected represent matching contributions under our 401(K) Retirement Plan. For Mr. Murphy, the 2018 amount includes relocation costs of $9,357 and for Mr. Sanderson, the 2017 amount includes relocation costs of $96,025.

(5)

Mr. Murphy was first employed by us on February 12, 2018. The amount shown in the “Salary” column for 2018 is the prorated portion of his 2018 base salary. The amount shown in the “Bonus” column for 2018 is the $382,159 guaranteed bonus payable to Mr. Murphy in March 2019 in connection with his initial employment with us in 2018. Compensation data for Mr. Murphy prior to 2018 is not applicable.

(6)

Mr. O’Brien was first employed by us on March 25, 2019. The amount shown in the “Salary” column for 2019 is the prorated portion of his 2019 base salary. The amount shown in the “Bonus” column for 2019 is the sum of the $130,577 and $75,000 sign-on bonuses payable to Mr. O’Brien in April 2019 in connection with his initial employment with us. Compensation data for Mr. O’Brien prior to 2019 is not applicable.

(7)	Mr. Brightman elected to defer $37,143 of his 2019 salary, $61,702 of his 2018 salary, and $54,541 of his 2017 salary under the Executive Nonqualified Excess Plan.

2020 Proxy Statement	TETRA Technologies, Inc. I 61

COMPENSATION OF EXECUTIVE OFFICERS

Grants of Plan Based Awards

The following table discloses the actual number of TETRA restricted stock unit awards granted during the fiscal year ended December 31, 2019 to each Named Executive Officer, including the grant date fair value of these awards, and the threshold, target, and maximum amounts of annual cash incentives and long-term non-equity (cash) incentives granted to each Named Executive Officer.

Grants of Plan Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date
Name	Grant Date	Threshold	Target	Maximum		Number of Shares of Stock or Units(1)	Number of Securities Underlying Options	or Base Price of Option Awards	Fair Value of Stock and Option Awards(2)
		($)	($)	($)		(#)	(#)	($/Share)	($)
Brady M. Murphy	2/21/2019					322,859			$807,148
	2/21/2019	$210,000	$700,000	$1,400,000	(3)
	2/21/2019	$-	$375,000	$750,000	(4)
	2/21/2019	$112,500	$375,000	$750,000	(4)
	5/2/2019					407,415			$896,313
	5/2/2019	$300,000	$1,000,000	$2,000,000	(5)
Elijio V. Serrano	2/21/2019					204,477			$511,193
	2/21/2019	$108,000	$360,000	$720,000	(3)
	2/21/2019	$-	$237,500	$475,000	(4)
	2/21/2019	$71,250	$237,500	$475,000	(4)
Matthew J. Sanderson	2/21/2019					107,620			$269,050
	2/21/2019	$87,150	$290,500	$581,000	(3)
	2/21/2019	$-	$125,000	$250,000	(4)
	2/21/2019	$37,500	$125,000	$250,000	(4)
	5/2/2019					40,742			$89,632
Bass C. Wallace, Jr.	2/21/2019					107,620			$269,050
	2/21/2019	$69,300	$231,000	$462,000	(3)
	2/21/2019	$-	$125,000	$250,000	(4)
	2/21/2019	$37,500	$125,000	$250,000	(4)
	5/2/2019					40,742			$89,632
Richard D. O'Brien	3/26/2019					67,916			$160,282
	3/26/2019					102,902			$242,849
	3/26/2019	$38,115	$127,050	$254,100	(3)
	3/26/2019	$-	$82,500	$165,000	(4)
	3/26/2019	$24,750	$82,500	$165,000	(4)
Stuart M. Brightman	2/21/2019					67,050			$152,874
	2/21/2019	$84,230	$280,767	$561,534	(3)
	2/21/2019	$-	$77,778	$155,556	(4)
	2/21/2019	$23,333	$77,778	$155,556	(4)

(1)	The amounts reported are the number of TETRA restricted shares granted in 2019.
(2)

The dollar amount reported reflects the fair value on the date of grant in accordance with FASB ASC Topic 718. A discussion of the assumptions used in valuation of option awards granted during 2019 may be found in “Note 14 - Equity-Based Compensation” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 16, 2020.

(3)

The non-equity incentive plan award amounts granted on February 21, 2019 (or, for Mr. O’Brien, following his date of hire on March 26, 2019) are the threshold, target, and maximum amounts of the annual cash incentive granted for 2019 performance under our Cash Incentive Compensation plan. The actual amounts of annual cash incentive earned for 2019 performance are as follows: Mr. Murphy, $502,670; Mr. Serrano, $258,516; Mr. Sanderson, $200,445; Mr. Wallace, $160,106; Mr. O’Brien, $89,646; and, Mr. Brightman, $201,619.

(4)

The non-equity incentive plan award amounts granted on February 21, 2019 (or, for Mr. O’Brien, following his date of hire on March 26, 2019) are the threshold, target, and maximum amounts of the long-term cash incentives granted for the January 1, 2019 through December 31, 2021 performance period that may be paid, to the extent earned and at the Committee's discretion, in March 2022.

(5)

The non-equity incentive plan award amounts granted to Mr. Murphy on May 2, 2019, are the threshold, target, and maximum amounts of the long-term cash incentive granted for the January 1, 2019 through December 31, 2021 performance period that may be paid, to the extent earned and at the Committee's discretion, in March 2022.

62 I TETRA Technologies, Inc.	2020 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year End

The following table shows certain information regarding outstanding stock option awards, restricted stock awards and restricted stock unit awards granted under the TETRA equity plans as of December 31, 2019.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have		Market Value of Shares or Units of Stock That Have Not
Name	Exercisable	Unexercisable		Price(1)	Date	Not Vested		Vested(2)
	(#)	(#)		($/Share)		(#)		($)
Brady M. Murphy	—	—				251,256	(3)	$492,462
Brady M. Murphy	—	—				322,859	(4)	$632,804
Brady M. Murphy	—	—				407,415	(5)	$798,533
Elijio V. Serrano	79,051	—		$6.60	8/15/2022
Elijio V. Serrano	29,646	—		$10.30	5/20/2023
Elijio V. Serrano	41,860	—		$11.16	5/20/2024
Elijio V. Serrano	70,978	—		$7.15	5/4/2025
Elijio V. Serrano	74,686	—		$7.14	5/2/2026
Elijio V. Serrano	131,944	7,762	(6)	$4.51	2/22/2027
Elijio V. Serrano	63,448	40,378	(7)	$3.87	2/22/2028
Elijio V. Serrano						10,533	(8)	$20,645
Elijio V. Serrano						50,887	(9)	$99,739
Elijio V. Serrano						129,199	(10)	$253,230
Elijio V. Serrano						204,477	(4)	$400,775
Matthew J. Sanderson	62,499	3,678	(6)	$4.51	2/22/2027
Matthew J. Sanderson	33,393	21,252	(7)	$3.87	2/22/2028	4,989	(8)	$9,778
Matthew J. Sanderson						26,247	(9)	$51,444
Matthew J. Sanderson						107,620	(4)	$210,935
Matthew J. Sanderson						40,742	(5)	$79,854
Bass C. Wallace, Jr.	17,000	—		$10.20	5/20/2020
Bass C. Wallace, Jr.	14,872	—		$13.00	5/20/2021
Bass C. Wallace, Jr.	21,365	—		$6.81	5/20/2022
Bass C. Wallace, Jr.	19,664	—		$10.30	5/20/2023
Bass C. Wallace, Jr.	18,866	—		$11.16	5/20/2024
Bass C. Wallace, Jr.	36,554	—		$7.15	5/4/2025
Bass C. Wallace, Jr.	36,439	—		$7.14	5/2/2026
Bass C. Wallace, Jr.	64,374	3,788	(6)	$4.51	2/22/2027
Bass C. Wallace, Jr.	33,393	21,252	(7)	$3.87	2/22/2028
Bass C. Wallace, Jr.						5,139	(8)	$10,072
Bass C. Wallace, Jr.						26,247	(9)	$51,444
Bass C. Wallace, Jr.						107,620	(4)	$210,935
Bass C. Wallace, Jr.						40,742	(5)	$79,854
Richard D. O'Brien						67,916	(11)	$133,115
Richard D. O'Brien						102,902	(12)	$201,688
Stuart M. Brightman	52,150	—		$10.20	5/20/2020
Stuart M. Brightman	54,873	—		$13.00	5/20/2021
Stuart M. Brightman	78,480	—		$6.81	5/20/2022
Stuart M. Brightman	91,055	—		$10.30	5/20/2023
Stuart M. Brightman	87,210	—		$11.16	5/20/2024
Stuart M. Brightman	184,235	—		$7.15	5/4/2025
Stuart M. Brightman	197,785	—		$7.14	5/2/2026
Stuart M. Brightman	213,276	20,426	(6)	$4.51	2/22/2027
Stuart M. Brightman	126,504	7,442	(13)	$4.51	2/22/2027
Stuart M. Brightman	187,003	119,008	(14)	$3.87	2/22/2028
Stuart M. Brightman						27,717	(8)	$54,325
Stuart M. Brightman						146,982	(9)	$288,085
Stuart M. Brightman						67,050	(4)	$131,418

(1)	Under the terms of the TETRA equity plans, the option exercise price must be greater than or equal to 100% of the closing price of the common stock on the date of grant.
(2)

Market value of awards granted under the TETRA equity plans is determined by multiplying the number of shares of stock that have not vested by $1.96, the closing price of our common stock on December 31, 2019.

(3)

One-half of the TETRA restricted stock inducement award granted on February 12, 2018 vested on February 12, 2019, one-fourth vested on February 12, 2020 and the remaining one-fourth portion will vest on February 12, 2021.

(4)

One-third of the TETRA restricted stock units granted on February 21, 2019 vested on February 21, 2020; one-sixth portions of the remaining unvested award will vest once every six months until becoming fully vested on February 21, 2022.

(5)	The TETRA restricted stock units granted on May 2, 2019 will cliff-vest on May 2, 2022.

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COMPENSATION OF EXECUTIVE OFFICERS

(6)	The remaining unvested portion of the stock option award granted on February 22, 2017 vested in full on February 22, 2020.
(7)	The remaining unvested portion of the stock option award granted on February 22, 2018 will vest 2.7778% of the award each month until becoming fully vested on February 22, 2021.
(8)	The remaining unvested portion of the TETRA restricted stock award granted on February 22, 2017 vested in full on February 22, 2020.
(9)	One-sixth portions of the restricted stock award granted on February 22, 2018 will vest on August 31, 2020 and February 22, 2021.
(10)	The TETRA restricted stock award granted on February 22, 2018 will cliff-vest on February 22, 2021.
(11)

One-third of the TETRA restricted stock units granted on March 26, 2019 will vest on March 26, 2020; one-sixth portions of the remaining unvested award will vest once every six months until becoming fully vested on March 26, 2022.

(12)	Sixty percent of the TETRA restricted stock units granted on March 26, 2019 will vest on March 26, 2020; the remaining forty percent of the unvested award will become fully vested on March 26, 2021.
(13)	The remaining unvested portion of the stock appreciation rights granted on February 22, 2017 vested in full on February 22, 2020.
(14)

One-third of the stock appreciation rights granted on February 22, 2018 vested on February 22, 2019; 2.7778% portions of the award will vest each month until becoming fully vested on February 22, 2021.

Option Exercises and Stock Vested

The following table sets forth certain information regarding TETRA stock options and stock awards exercised and vested, respectively, under the TETRA equity plans, by each of our Named Executive Officers during the fiscal year ended December 31, 2019.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Brady M. Murphy	—	$—	251,257	$595,479
Elijio V. Serrano	—	$—	77,448	$169,753
Matthew J. Sanderson	—	$—	69,814	$120,838
Bass C. Wallace, Jr.	—	$—	39,207	$86,032
Richard D. O'Brien	—	$—	—	$—
Stuart M. Brightman	—	$—	217,004	$476,527

Nonqualified Deferred Compensation

The following table discloses contributions, earnings, and balances for each of the Named Executive Officers under the TETRA Technologies, Inc. Executive Nonqualified Excess Plan, as of December 31, 2019.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
	($)	($)	($)	($)	($)
Brady M. Murphy	$—	$—	$—	$—	$—
Elijio V. Serrano	—	—	—	—	—
Matthew J. Sanderson	—	—	—	—	—
Bass C. Wallace, Jr.	—	—	—	—	—
Richard D. O'Brien	—	—	—	—	—
Stuart M. Brightman(1)	37,143	—	617,786	—	2,717,633

(1)	The $37,143 in contributions by Mr. Brightman is reported in his 2019 salary in the Summary Compensation Table.

64 I TETRA Technologies, Inc.	2020 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

The Executive Nonqualified Excess Plan is an unfunded deferred compensation plan pursuant to which the Named Executive Officers and non-employee directors may elect to participate. The Named Executive Officers may elect to defer up to 100% of their base salary and performance-based cash incentive compensation. Deferral elections as to annual base salary are due by mid-December, and are effective as of January 1 of the succeeding year. Deferral elections for cash incentive compensation may be made in the December enrollment period, or in a mid-year enrollment period. Deferrals are held for each participant in separate individual accounts in a rabbi trust. Deferred amounts are credited with earnings or losses depending upon the participant’s deemed investment elections from among hypothetical investment election options which are made available. All hypothetical investments are our unfunded obligations. Deferral contributions made by the participant and earnings credited to such contributions are 100% vested. A deferral period and payment date must be irrevocably specified at election for each deferral. In-service distributions may not be withdrawn until two years following the participant’s initial enrollment. Notwithstanding the participant’s deferral election, the participant will receive distribution of his deferral account upon termination of employment or service, as applicable, or upon disability or death. Hardship withdrawals are permitted for unforeseeable emergencies. In the event the Executive Nonqualified Excess Plan is terminated within twelve months of a change in control, the deferred amounts will become payable to each participant.

Potential Payments upon Termination or Change of Control

As of the date of this proxy statement, other than the Transition Agreement with Mr. Brightman, we do not have a defined severance plan for, or any agreement with, any Named Executive Officer that would require us to make any termination payments. We have previously entered into employment agreements with each of our Named Executive Officers that are substantially identical to the form of agreement executed by all of our employees. These agreements evidence the at-will nature of employment, and do not guarantee term of employment, salary, severance or change in control payments.

In addition, we have entered into change of control agreements ("COC Agreements") with each of our NEOs and other members of our senior management; however, Mr. Brightman’s COC Agreement terminated upon the execution of his Transition Agreement. The COC Agreements have an initial two-year term, with an automatic one-year extension on the second anniversary of the effective date (or any anniversary date thereafter) unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the COC Agreements, we have an obligation to provide certain benefits to each Named Executive Officer upon a qualifying termination event that occurs in connection with or within two years following a “change of control” of TETRA. A qualifying termination event under the COC Agreements includes termination of the Named Executive Officer's employment by us other than for Cause (as that term is defined in the COC Agreements) or termination by the Named Executive Officer for Good Reason (as that term is defined in the COC Agreements).

Under the COC Agreements, if a qualifying termination event occurs in connection with or within two years following a change of control, we have an obligation to pay to each Named Executive Officer the following cash severance amounts: (i)(A) an amount equal to the Named Executive Officer's earned but unpaid Annual Bonus (as that term is defined in the COC Agreement) attributable to the immediately preceding calendar year and earned but unpaid Long Term Bonus (as that term is defined in the COC Agreement) attributable to the performance period ended as of the end of the immediately preceding calendar to the extent such amounts would have been paid to the Named Executive Officer had the Named Executive Officer remained employed by us, and in each case only to the extent the performance goals for each such bonus were achieved for the respective performance period, plus (B) the Named Executive Officer's prorated target Annual Bonus for the current year, plus (C) an amount equal to the Named Executive Officer's target Long Term Bonus for each outstanding award; plus (ii) the product of 2.99, in the case of Mr. Murphy, or 2, in the case of the other Named Executive Officers, times the sum of the Named Executive Officer's Base Salary and target Annual Bonus amount for the year in which the qualifying termination event occurs; plus (iii) an amount equal to the aggregate premiums and any administrative fees applicable to the Named Executive Officer due to an election of continuation of coverage that the Named Executive Officer would be required to pay if the Named Executive Officer elected to continue medical and dental benefits under our group health plan for the Named Executive Officer and the Named Executive Officer's eligible dependents without subsidy from us for a period of two years following the date of a qualifying termination of  the Named Executive Officer's employment. The Agreement also provides for full acceleration of any outstanding stock options, restricted stock awards and other stock-based awards upon a qualifying termination of the Named Executive Officer's employment to the extent permitted under the applicable plan.  All payments and benefits due under the COC Agreement are conditioned upon the execution and nonrevocation by the Named Executive Officer of a release for our benefit.  All payments under the COC Agreement are subject to reduction as may be necessary to avoid exceeding the amount allowed under Section 280G of the Internal Revenue Code of 1986, as amended.

2020 Proxy Statement	TETRA Technologies, Inc. I 65

COMPENSATION OF EXECUTIVE OFFICERS

The COC Agreements also contain certain confidentiality provisions and related restrictions applicable to the NEOs.  In addition to restrictions upon improper disclosure and use of Confidential Information (as defined in the COC Agreement), each Named Executive Officer agrees that for a period of two years following a termination of employment for any reason, such Named Executive Officer will not solicit our employees or otherwise engage in a competitive business with us as more specifically set forth in the COC Agreement.  Such obligations are only applicable to the Named Executive Officer if he receives the severance benefits described above.

Under the TETRA Technologies, Inc. Amended and Restated 2007 Long Term Incentive Compensation Plan, Third Amended and Restated 2011 Long Term Incentive Compensation Plan, and the 2018 Equity Incentive Plan the Compensation Committee of our Board of Directors may accelerate the vesting of stock options, restricted stock awards, and other equity-based awards held by plan participants at its sole discretion. The following table quantifies the potential payments to Named Executive Officers who were employed by us as of December 31, 2019, under the contracts, agreements or plans discussed above in various scenarios involving a change of control or termination of employment, assuming a December 31, 2019 termination date. In addition to the amounts reflected in the table, the Named Executive Officers would receive upon termination any salary earned through December 31, 2019, and any benefits they would otherwise be entitled to under our 401(k) Plan and Executive Nonqualified Excess Plan.

Transition Agreement with Mr. Brightman. On May 8, 2019, but effective May 3, 2019, in connection with Mr. Brightman’s resignation from the CEO position, we entered into a Transition Agreement with Mr. Brightman. Please see the “Severance Plan and Termination Payments” section in the CD&A for a discussion of the specific terms applicable to Mr. Brightman’s Transition Agreement.

Offer of Employment to Mr. O’Brien. On January 11, 2019, in connection with our initial offer of employment to Mr. O’Brien, we agreed that upon Mr. O’Brien’s termination by us other than for cause prior to the second anniversary date of his employment with us, Mr. O’Brien would receive (i) accelerated vesting of his inducement award of restricted stock units; (ii) a cash payment equal to six months of his base salary plus a prorated portion of the target amount of his annual Cash Incentive Compensation Plan bonus for the year in which he is terminated, both payable within 30 days following his termination; and (iii) continued eligibility to participate in our welfare benefit plans pursuant to the terms of such plans or pursuant to COBRA, and payment or reimbursement for any premium or contribution required to continue such COBRA coverage for a period of six months.

Potential Payments upon Termination or Change of Control Table

Name	Cash Severance Payment		Bonus Payment		Accelerated Exercisability of Unvested Options(3)	Accelerated Vesting of Shares or Units(3)	Continuation of Health Benefits	Total
Brady M. Murphy
Death/disability	$—		$—		$—	$1,923,799	$—	$1,923,799
Retirement	—		—		—	1,923,799	—	1,923,799
Termination for cause	—		—		—	—	—	—
Termination for no cause or good reason	—		—		—	—	—	—
Termination upon a change of control	4,186,000	(1)	2,450,000	(2)	—	1,923,799	50,784	8,610,583
Elijio V. Serrano
Death/disability	$—		$—		$—	$774,388	$—	$774,388
Retirement	—		—		—	774,388	—	774,388
Termination for cause	—		—		—	—	—	—
Termination for no cause or good reason	—		—		—	—	—	—
Termination upon a change of control	1,620,000	(1)	1,595,000	(2)	—	774,388	31,110	4,020,498
Matthew J. Sanderson
Death/disability	$—		$—		$—	$352,012	$—	$352,012
Retirement	—		—		—	352,012	—	352,012
Termination for cause	—		—		—	—	—	—
Termination for no cause or good reason	—		—		—	—	—	—
Termination upon a change of control	1,411,000	(1)	920,500	(2)	—	352,012	41,125	2,724,637

66 I TETRA Technologies, Inc.	2020 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Name	Cash Severance Payment		Bonus Payment		Accelerated Exercisability of Unvested Options(3)	Accelerated Vesting of Shares or Units(3)	Continuation of Health Benefits	Total
Bass C. Wallace, Jr.
Death/disability	$—		$—		$—	$352,306	$—	$352,306
Retirement	—		—		—	352,306	—	352,306
Termination for cause	—		—		—	—	—	—
Termination for no cause or good reason	—		—		—	—	—	—
Termination upon a change of control	1,232,000	(1)	866,400	(2)	—	352,306	44,732	2,495,438
Richard D. O'Brien
Death/disability	$—		$—		$—	$334,803	$—	$334,803
Retirement	—		—		—	334,803	—	334,803
Termination for cause	—		—		—	—	—	—
Termination for no cause or good reason(4)	165,000		127,479		—	334,803	11,183	638,465
Termination upon a change of control	914,958	(1)	292,479	(2)	—	334,803	44,732	1,586,972
Stuart M. Brightman(5)
Death/disability	$1,084,932		$2,048,675		$—	$473,828	$33,856	$3,641,291
Retirement	—		—		—	473,828	—	473,828
Termination for cause	—		—		—	—	—	—
Termination for no cause or good reason	1,084,932		2,048,675		—	473,828	33,856	3,641,291
Termination upon a change of control	—		—		—	—	—	—
Voluntary resignation	—		2,048,675		—	473,828	—	2,522,503
(1)	Amounts shown are a multiple of base salary plus target annual cash bonus, as provided under the terms of the COC Agreements.
(2)

Includes prorated (through December 31, 2019) target annual cash incentive for the 2019 performance period and target long-term cash incentives for the three-year performance periods ended December 31, 2019, 2020 and 2021.

(3)

The TETRA and CSI Compressco equity plans allow acceleration upon death, disability or retirement at the discretion of the Compensation Committee or CSI Compressco GP Board of Directors, as applicable. Under our COC Agreements, acceleration would occur upon a qualifying termination of employment following a change of control. The value of accelerated vesting of options and stock appreciation rights is calculated by subtracting the exercise price of outstanding awards from $1.96, the closing price of our common stock on December 31, 2019; however, as no unvested stock options or stock appreciation rights were in the money at that time, no values are shown. The value of accelerated vesting of shares or units is based on the closing market price of our common stock on December 31, 2019 ($1.96).

(4)	Amounts shown reflect severance benefits payable under the offer of employment with Mr. O’Brien.
(5)

Amounts shown reflect severance benefits payable under the Transition Agreement with Mr. Brightman. Please see the “Severance Plan and Termination Payments” section in the CD&A for a discussion of the payment terms of these amounts.

2020 Proxy Statement	TETRA Technologies, Inc. I 67

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION RISK

The Compensation Committee of our Board of Directors reviews and evaluates potential risks related to the design of our compensation programs. In its evaluation of our annual and long-term incentive compensation plans that were in effect during 2019, as well as the incentive compensation arrangements proposed for 2020 as described above, the Compensation Committee determined that such plans are designed with the appropriate balance of risk and reward relative to our overall business strategy. In addition, the stock ownership guidelines for our executive officers encourage them to focus on the creation of long-term value for stockholders rather than short-term results.

Specifically, under our Cash Incentive Compensation Plan, the amount of each participant’s prospective payment, for both annual and long-term awards, is established as a percentage of annual base salary, and is contingent on performance, including the attainment of targeted levels of performance that include both financial and nonfinancial measures. With respect to long-term Cash Incentive Compensation Plan, attainment of targeted levels of performance is measured over two or more years. Notwithstanding the attainment of any established performance measures, the amount of the annual or long-term cash incentive payment received by any participant is subject to the ultimate discretion of the Compensation Committee. Further, annual and long-term cash awards are paid only after the Compensation Committee has reviewed our audited financial statements for the applicable performance period.

Long-term equity incentive awards typically consist of stock options, restricted stock, restricted stock units and/or CSI Compressco phantom units that generally vest ratably over a three-year period, and/or CSI Compressco performance phantom units that vest at the end of a performance period. The recipients of such awards can realize an increase in the value of their long-term equity awards only to the extent that our investors benefit from an increase in the market price for our common stock or the CSI Compressco units.

68 I TETRA Technologies, Inc.	2020 Proxy Statement

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The key terms of our independent director compensation include the following:

Board Annual Retainer paid to all non-employee directors except Chairman of the Board (paid in cash)	● $50,000; paid in monthly installments
Non-Executive Chairman Annual Retainer (paid in cash)	● $132,000; paid in monthly installments
Committee Chair Annual Retainers (paid in cash)	● Audit Committee - $15,000; paid in quarterly installments ● Compensation Committee - $15,000; paid in quarterly installments ● Governance Committee - $10,000; paid in quarterly installments
Meeting Fees paid to all non-employee directors except Chairman of the Board (paid in cash)	● Board meetings - $1,500 per meeting ● Committee meetings - $1,500 per meeting
Annual Equity Award or Annual Cash Award	● Annual award value of $100,000 granted in cash or restricted stock units using the closing stock price on the grant date. ● Annual awards granted on the date of TETRA’s Annual Stockholder Meeting
Other

●  All non-employee directors, including Mr. Sullivan, are reimbursed for out-of-pocket expenses incurred in attending meetings of the board or its committees and related activities, including director education courses and materials.

●  Directors who are also our officers or employees do not receive any compensation for duties performed as directors

On May 3, 2019, each non-employee director as of that date, including Mr. Sullivan, received an annual award of $100,000 in cash.  The annual awards were made in cash in order to better manage dilution and burn rate under the 2018 Non-Employee Director Equity Incentive Plan.  It is anticipated that future compensation arrangements approved by the board will include awards of grants of approximately $100,000 in value of restricted stock units or cash to each Non-employee Director on an annual basis, to be awarded in conjunction with our Annual Meeting of Stockholders held in May of each year.

Under the Executive Nonqualified Excess Plan, each director may elect to defer the receipt of up to 100% of the cash compensation paid to such director by making an irrevocable deferral election. Deferred amounts are credited with earnings or losses depending on the participant’s deemed investment elections from among hypothetical investment election options which are made available. All hypothetical investments are our unfunded obligations. Deferral contributions made by the participant and earnings credited to such contributions are 100% vested.

The following table discloses the cash, equity awards, and other compensation earned, paid, or awarded, as the case may be, to each of our Non-employee Directors during the fiscal year ended December 31, 2019.

Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation	Total
	($)	($)	($)	($)
Mark E. Baldwin	$183,000	$—	$—	$183,000
Thomas R. Bates, Jr.	186,000	—	—	186,000
Paul D. Coombs (3)	172,500	—	—	172,500
John F. Glick	185,500	—	—	185,500
Gina Luna	172,500	—	—	172,500
William D. Sullivan	232,000	—	—	232,000
Joseph C. Winkler, III	178,500	—	—	178,500

(1)	Fees for each non-employee director include an annual cash award of $100,000 granted on May 3, 2019.
(2)	No stock awards were made to our non-employee directors in 2019.
(3)

Our health insurance plan permits directors who were former employees of TETRA to participate in our health plan.  Mr. Coombs participates in, and pays his portion of the contribution to, our health plan.  Because TETRA has a self-insured medical plan, our cost of coverage is the amount of any actual medical claims we pay on behalf of Mr. Coombs and his covered dependents.

2020 Proxy Statement	TETRA Technologies, Inc. I 69

BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 31, 2019, with respect to each person that beneficially owns five percent (5%) or more of our common stock, and as of March 13, 2020 with respect to (i) our directors; (ii) our Named Executive Officers; and (iii) our directors and executive officers as a group.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
BlackRock, Inc.	19,502,995	(1)	15.5%
55 East 52nd Street
New York, New York 10055
T. Rowe Price Associates, Inc.	10,879,739	(2)	8.60%
100 E. Pratt Street
Baltimore, Maryland 21202
Fuller & Thaler Asset Management, Inc.	7,823,126	(3)	6.23%
411 Borel Way, Suite 300
San Mateo, California 94402
The Vanguard Group, Inc.	7,605,943	(4)	6.05%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP	6,977,766	(5)	5.56%
6300 Bee Cave Road
Austin, Texas 78746
Mark E. Baldwin	96,522		*
Thomas R. Bates, Jr.	243,044		*
Stuart M. Brightman	2,271,098	(6)	1.8%
Paul D. Coombs	925,552		*
John F. Glick	115,622		*
Gina A. Luna	17,818		*
Brady M. Murphy	552,667		*
William D. Sullivan	191,624		*
Joseph C. Winkler III	80,005		*
Richard D. O'Brien	84,379	(7)
Matthew J. Sanderson	261,780	(8)	*
Elijio V. Serrano	904,298	(9)	*
Bass C. Wallace, Jr.	472,257	(10)
Directors and executive officers as a group (17 persons)	6,726,630	(11)	5.4%

*	Less than 1%
(1)

Pursuant to a Schedule 13G/A dated February 3, 2020, BlackRock, Inc. has sole dispositive power with respect to 19,502,995 shares of our common stock and sole voting power with respect to 19,502,995 shares of our common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of our common stock, and BlackRock Fund Advisors’ interest in our common stock is more than 5% of the total outstanding shares.

(2)

Pursuant to a Schedule 13G/A dated February 14, 2020, T Rowe Price Associates, Inc. has sole dispositive power with respect to 10,879,739 shares of our common stock and sole voting power with respect to 4,062,839 of such shares and T Rowe Price Small-Cap Value Fund Inc. has sole voting power with respect to 6,753,100 shares of our common stock.  T. Rowe Price Associates is a registered investment advisor and a registered investment company and does not serve as custodian of shares of our common stock held by any of its clients; accordingly, only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such shares of our common stock and not more than 5% of our outstanding shares of common stock is owned by any one client subject to the investment advice of T. Rowe Price Associates.

70 I TETRA Technologies, Inc.	2020 Proxy Statement

BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

(3)

Pursuant to Schedule 13G/A dated February 13, 2020, Fuller & Thaler Asset Management, Inc. has sole dispositive power with respect to 7,823,126 shares of our common stock and sole voting power with respect to 7,670,894 shares of our common stock.  Fuller & Thaler Asset Management, Inc. is deemed to be the beneficial owner of the number of common shares reported pursuant to separate arrangements whereby it acts as investment advisor to certain persons.  Each person for whom Fuller & Thaler Asset Management, Inc. acts as investment advisor has the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of our common stock.  The Undiscovered Managers Behavioral Value Fund, an open-end management investment company, has an economic interest in more than 5% of the subject securities reported on the Schedule 13G/A.

(4)

Pursuant to a Schedule 13G/A dated February 10, 2020, The Vanguard Group, Inc. has sole dispositive power with respect to 7,501,079 shares of our common stock, shared dispositive power with respect to 104,864 shares of our common stock and sole voting power with respect to 104,864 shares of our common stock. The shares reported include shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. that is the beneficial owner of 104,864 shares of our common stock.

(5)

Pursuant to a Schedule 13G/A dated February 12, 2020, Dimensional Fund Advisors LP has sole voting power with respect to 6,659,846 shares of our common stock and sole dispositive power with respect to 6,977,766 shares of our common stock. Dimensional Fund Advisors LP is a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”).  Although Dimensional Fund Advisors LP possess voting and investment power over the reported shares and is deemed to be the beneficial owner of such shares, it disclaims beneficial ownership of such shares.  Various Funds have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of our common stock, but no one Fund's interest in our common stock is more than 5% of the total outstanding shares.

(6)	Includes 979,490 shares subject to options exercisable within 60 days of the record date.
(7)	Includes 84,379 shares of restricted stock units which are vesting within 60 days of the record date.
(8)	Includes 102,606 shares subject to options exercisable within 60 days of the record date.
(9)	Includes 505,143 shares subject to options exercisable within 60 days of the record date.
(10)	Includes 269,351 shares subject to options exercisable within 60 days of the record date.
(11)	Includes 2,154,657 shares subject to options exercisable and 84,379 restricted stock units vesting within 60 days of the record date.

The following table sets forth certain information with respect to the beneficial ownership of CSI Compressco LP common units as of March 13, 2020 with respect to (i) our directors; (ii) our Named Executive Officers; and (iii) our directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Mark E. Baldwin	—	*
Thomas R. Bates, Jr.	10,500	*
Stuart M. Brightman	43,097	*
Paul D. Coombs	62,136	*
John F. Glick	2,000	*
Gina A. Luna	—	*
William D. Sullivan	76,905	*
Joseph C. Winkler III	—	*
Brady M. Murphy	—	*
Elijio V. Serrano	8,046	*
Matthew J. Sanderson	—	*
Richard D. O'Brien	—	*
Bass C. Wallace, Jr.	18,046	*
Directors and executive officers as a group (17 persons)	225,909	0.48%

*	Less than 1%

2020 Proxy Statement	TETRA Technologies, Inc. I 71

BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of common stock (Forms 3, 4, and 5) with the SEC and the NYSE. Executive officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such forms they file.

To our knowledge, and based solely on our review of the copies of such reports, we have received written representations by certain reporting persons that no reports on Form 5 were required and we believe that during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to our executive officers, directors, and 10% stockholders were complied with in a timely manner.

Proposals of Stockholders

We must receive a stockholder proposal intended to be considered for inclusion in our proxy materials relating to our 2021 Annual Meeting of Stockholders at our principal executive offices no later than November 24, 2020. To be considered for inclusion in our proxy statement, such proposal must also comply with the other requirements of Rule 14a-8 of the Exchange Act as well as the procedures set forth in our bylaws, which are separate and distinct from, and in addition to, SEC requirements.

For proposals not intended to be submitted in next year’s proxy statement, but sought to be presented at our 2020 Annual Meeting of Stockholders, our bylaws provide that stockholder proposals, including director nominations, must be received at our principal executive offices no later than eighty (80) days prior to the date of our annual meeting, provided, that if the date of the annual meeting was not publicly announced more than ninety (90) days prior to the date of the annual meeting, the notice by the stockholder will be timely if delivered to our principal executive offices no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was communicated to the stockholders. Proxies to be solicited by the board for the 2020 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than February 17, 2020. A copy of our bylaws may be obtained upon written request to our Corporate Secretary at our principal executive offices, 24955 Interstate 45 North, The Woodlands, Texas 77380.

Additional Financial Information

Stockholders may obtain additional financial information about us for the year ended December 31, 2019 from our Annual Report on Form 10-K filed with the SEC. A copy of the Annual Report on Form 10-K may be obtained without charge either by sending a request in writing to TETRA Technologies, Inc., Attn: Investor Relations, 24955 Interstate 45 North, The Woodlands, Texas 77380, or by calling (281) 367-1983.

Other Matters

The Board of Directors has no knowledge at this time of any matters to be brought before the annual meeting other than those referred to in this document. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

A certified copy of the list of stockholders as of the record date of March 13, 2020 will be available for stockholder inspection at our office ten days prior to the meeting date of May 7, 2020.

72 I TETRA Technologies, Inc.	2020 Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of TETRA Technologies, Inc., to be voted at our Annual Meeting of Stockholders to be held on Thursday, May 7, 2020 at 11:00 a.m. local time, and at any adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders.

The complete mailing address of our principal executive offices is 24955 Interstate 45 North, The Woodlands, Texas 77380, and our telephone number is (281) 367-1983.

Attendance at the Annual Meeting is limited to stockholders as of the record date (or their authorized representatives) with evidence of their share ownership and our guests.

We intend to hold our annual meeting in person.  However, due to the uncertainties surrounding the impact of the coronavirus (COVID-19), it may not be possible or advisable to hold our annual meeting in person and we are planning for the possibility that the annual meeting may be delayed or held by means of remote communication.  If we decide to take either such step, we will announce the decision to do so in advance of the annual meeting. If we elect to hold our annual meeting by remote communication, details on how to participate will be issued by press release, filed with the SEC, and posted on our website at http://ir.tetratec.com/events-and-webcasts and filed with the U.S. Securities and Exchange Commission as additional proxy material.

Internet and Electronic Availability of Proxy Materials

As permitted by the rules adopted by the SEC, we are making this proxy statement and related proxy materials available on the internet under the “notice and access” delivery model. The “notice and access” model removes the requirement for public companies to send stockholders a printed set of proxy materials and allows companies instead to deliver to their stockholders a “Notice of Internet Availability of Proxy Materials” and to provide access to the documents over the internet. Our Notice of Internet Availability of Proxy Materials (“Notice”) was first mailed to stockholders of record and beneficial owners on or about March 23, 2020. The Notice is not a form for voting, and presents only an overview of the more complex proxy materials. Stockholders are encouraged to access and review the proxy materials before voting.

This proxy statement, the form of proxy, and voting instructions are being made available to stockholders on or about March 23, 2020 at www.envisionreports.com/TTI for registered holders and at www.proxyvote.com  for beneficial holders. You may also request a printed copy of this proxy statement and the form of proxy by telephone, over the internet or by email by following the instructions printed on your Notice.

Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2019 is being made available at the same time and by the same methods. The Annual Report to Stockholders is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Receiving future proxy materials by email will save the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by email will remain in effect unless the stockholder terminates it.

General Voting Instructions

Below are instructions on how to vote as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

2020 Proxy Statement	TETRA Technologies, Inc. I 73

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a stockholder of record and the Notice was sent directly to you by us.

If you are a stockholder of record, you may vote in person at the Annual Meeting. Your Notice will be your evidence of ownership and serve as your authorization to vote in person; we will provide a ballot for you when you arrive at the meeting. If you requested printed copies of the proxy materials, check the appropriate box on the proxy card and bring evidence of your share ownership to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by internet by following the instructions in the Notice or, if you requested printed copies of the proxy materials, you can vote by internet, by telephone, or by delivering your proxy through the mail.

Beneficial Owners. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If you are a beneficial owner, in order to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares and bring evidence of your stock ownership from the organization with you to the meeting.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may direct the vote of your shares by following the instructions on the Notice delivered to you by the organization holding your account. Many brokerage firms, banks, broker-dealers, or other similar organizations participate in the Broadridge Financial Solutions, Inc., Online and Telephone Program. This program provides eligible stockholders the opportunity to vote via the internet or by telephone. Voting forms will provide instructions for beneficial owners if the organization holding their account participates in the program or other similar programs.

401(k) Plan Participants. If you participate in our 401(k) Retirement Plan (the “401(k) Plan”) and have contributions allocated to the TETRA stock fund, you are entitled to direct the 401(k) Plan trustee to vote the shares of our common stock credited to your account as of the close of business on the record date. You may deliver your voting instructions to the 401(k) Plan trustee by internet or telephone by following the instructions on your proxy card, or by indicating your voting instructions on your proxy card and returning it by mail. All proxy cards that are properly completed, signed, and returned by mail or submitted via the internet or by telephone prior to May 4, 2020 will be voted. If you return your proxy card with no voting instructions marked, or if you do not return a proxy card or submit voting instructions via the internet or by telephone, your shares will be voted by the trustee as directed by our 401(k) Plan Administrator.

How to Revoke Your Proxy. All valid proxies received prior to the Annual Meeting will be voted in accordance with the instructions so indicated. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. A proxy may be revoked by a stockholder of record at any time before it is exercised by submitting a written revocation or a later-dated proxy to our Corporate Secretary at the mailing address provided above, by voting again via the internet or telephone, or by attending the Annual Meeting in person and so notifying the Inspector of Elections. If you are a beneficial owner and wish to change your vote, you must contact the organization that holds your shares prior to the Annual Meeting to assist you with this process. If you are a 401(k) Plan participant, you may revoke your voting instructions by submitting a new proxy containing your voting instructions via the internet, by telephone, or by delivering a later dated proxy card by mail prior to April 30, 2020.

74 I TETRA Technologies, Inc.	2020 Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Voting Rules

Stockholders Entitled to Vote - the Record Date. We fixed the close of business on March 13, 2020 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the record date, we had issued and outstanding 125,729,106 shares of common stock and no shares of preferred stock.

Quorum Required. A quorum must be present at the Annual Meeting for us to conduct business at the Annual Meeting. To establish a quorum, we need the presence, either in person or by proxy, of holders of a majority of the shares of our common stock issued, outstanding and entitled to vote. We will count abstentions and broker nonvotes to determine whether a quorum is present. Broker nonvotes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and the nominee has not received voting instructions from the beneficial owner.

Number of Votes. You are entitled to one vote per share of our common stock that you own as of the record date on each matter that is called to vote at the Annual Meeting.

Voting on Proposal No. 1 - Election of Directors.  When voting on this proposal, you have two options:

•	vote FOR a nominee; or
•	WITHHOLD authority to vote for a nominee.

If a quorum is present at the Annual Meeting, the eight persons receiving the greatest number of votes will be elected to serve as directors. Therefore, any shares that are not voted and votes that are withheld will not influence the outcome of the election of directors. Brokers who have not received voting instructions from the beneficial owner do not have the discretionary authority to vote on the election of directors. Therefore, broker nonvotes will not be considered in the vote totals and will have no effect on the vote regarding the election of directors. However, as described in greater detail in the “Corporate Governance” section of this proxy, our Board of Directors has adopted a majority vote policy that applies to the election of directors. Under this policy, in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of “withheld” votes from his or her election than votes “for” his or her election is required, unless such nominee has previously submitted an irrevocable resignation in accordance with the policy, to tender his or her resignation to the Chairman of the Board. Consequently, the number of “withheld” votes with respect to a nominee will affect whether or not our majority vote policy will apply to that individual. You may not cumulate your votes for any one of the nominees.

Voting on Proposal Nos. 2 and 3. When voting on Proposal Nos. 2 and 3, you have three options:

•	vote FOR a given proposal;
•	vote AGAINST a given proposal; or
•	ABSTAIN from voting on a given proposal.

Proposal No. 2 - Ratification of the appointment of independent auditors requires the affirmative vote of a majority of the shares having voting power on such matter that are present or represented at the Annual Meeting.  Brokers who have not received voting instructions from the beneficial owner have the discretionary authority to vote on this matter. Therefore, broker nonvotes will be included in the vote totals and have the same effect as a vote against this proposal.  For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal.

Proposal No. 3 - Advisory vote to approve the compensation of executive officers is advisory in nature and will not be binding on or overrule any decisions by our Board of Directors or the Compensation Committee of our Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of our executive officers, we will consider our stockholders’ concerns, and our Board of Directors will evaluate whether any actions are necessary to address those concerns. Brokers do not have discretionary authority to vote on the advisory vote to approve executive compensation. Consequently, broker nonvotes will not be considered in the vote totals for this proposal and will have no effect on the vote.  For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal.

2020 Proxy Statement	TETRA Technologies, Inc. I 75

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. Our Board of Directors is not currently aware of any such other matters.

Voting of Proxies with Unmarked Votes. All proxies that are properly completed, signed, and returned or submitted via the internet or by telephone prior to the Annual Meeting will be voted. If you return or submit your proxy with no votes marked, your shares will be voted as follows:

•	FOR the election of each of the nominees for director;
•	FOR the appointment of Ernst & Young LLP as our independent registered public accounting firm; and
•	FOR the advisory vote to approve of executive compensation.

It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In such a case, the nonvoted shares will be considered in the manner described above.

Who Counts the Votes. Votes will be counted by Computershare Trust Company, N.A.

Information About the Solicitation of Proxies. Our Board of Directors is soliciting the proxy accompanying this statement in connection with the Annual Meeting. In addition to the solicitation of proxies by use of this proxy statement, our directors, officers, and employees may, without extra compensation, solicit the return of proxies by mail, personal interview, telephone, or email.  We have also retained Alliance Advisors LLC to assist in the solicitation of proxies for a fee of approximately $9,500 plus customary costs and other expenses.  Brokerage houses and other custodians, nominees, and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

We will pay all costs of preparing, printing, assembling, and delivering the Notice of the Annual Meeting, the Notice, this proxy statement, the enclosed form of proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

Householding of Annual Meeting Materials

SEC rules regarding the delivery of the notice of internet availability, proxy statements and annual reports permit us, in specified circumstances, to deliver a single set of these reports to any address at which two or more stockholders reside. This method of delivery, often referred to as “householding,” will reduce the amount of duplicative information that security holders receive and lower printing and mailing costs for us. Each stockholder will continue to receive a separate proxy card.

We have delivered only one notice of internet availability of the proxy materials or one paper copy proxy statement and annual report, as applicable, to eligible stockholders who share an address, unless we received contrary instructions from any such stockholder prior to the mailing date. If a stockholder prefers to receive separate copies of our notice of internet availability of proxy materials or our proxy statement or annual report, either now or in the future, we will promptly deliver, upon written or oral request, a separate copy of the notice of internet availability of proxy materials or our proxy statement or annual report, as requested, to that stockholder at the shared address to which a single copy was delivered. Such requests should be communicated to our transfer agent, Computershare Investor Services, either by sending a request in writing to 462 South 4th Street, Suite 1600, Louisville, KY 40202, or by calling 1-866-641-4276.

76 I TETRA Technologies, Inc.	2020 Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

If you are currently a stockholder sharing an address with another stockholder and wish to have only one notice of internet availability of proxy materials or proxy statement and annual report delivered to the household in the future, please contact Computershare at the address or telephone number indicated above.

By order of the Board of Directors,

Kimberly M. O'Brien
Corporate Secretary
March 23, 2020
The Woodlands, Texas

2020 Proxy Statement	TETRA Technologies, Inc. I 77

TETRA TETRA Technologies, Inc. GLOBAL HEADQUARTERS 24955 Interstate 45 North The Woodlands, TX 77380 +1281.367.1983 www.tetratec.com

TETRA

VOTE

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Nominees:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Mark E. Baldwin	☐	☐	02 - Thomas R. Bates, Jr.	☐	☐	03 - Paul D. Coombs	☐	☐
04 - John F. Glick	☐	☐	05 - Gina A. Luna	☐	☐	06 - Brady M. Murphy	☐	☐
07 - William D. Sullivan	☐	☐	08 - Joseph C. Winkler III	☐	☐			

Proposal	For	Against	Abstain
2. To ratify and approve the appointment of Ernst & Young LLP as TETRA's independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the named executive officers of TETRA Technologies, Inc.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 4 4 7 0 5 4

GENERAL INFORMATION ABOUT THE MEETING AND VOTING